Exhibit 4.2

FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

BENEFICIENT COMPANY GROUP, L.L.C.

A Delaware Limited Liability Company

i

FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

BENEFICIENT COMPANY GROUP, L.L.C.

This First Amended and Restated Limited Liability Company Agreement of Beneficient Company Group, L.L.C., a Delaware limited liability company (the “Company”), is entered into effective as of June 6, 2023 (the “Effective Date”), by and between the Persons executing this Agreement as of the Effective Date as Members, and each other Person who becomes a Member of the Company and becomes a party to this Agreement.

WHEREAS, The Beneficient Company Group, L.P. (the “Initial Member”) previously entered into that certain Limited Liability Company Agreement dated as of December 8, 2022 (the “Prior Agreement”);

WHEREAS, the Initial Member has converted from a Delaware limited partnership to Beneficient, a Nevada corporation; and

WHEREAS, the parties desire to enter into this First Amended and Restated Limited Liability Company Agreement (the “Agreement”) to amend the Prior Agreement as herein provided.

NOW THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the parties hereto agree to amend and restate the Prior Agreement, as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein):

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agent” has the meaning assigned to such term in Section 5.3(d).

“Agreement” means this First Amended and Restated Limited Liability Company Agreement of Beneficient Company Group, L.L.C. as it may be amended, supplemented or restated from time to time.

“Allocated Payments” has the meaning assigned to such term in Section 6.4.

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Ben Holdings” means Beneficient Company Holdings, L.P.

“Ben Holdings Class A Units” means the Class A Units of Ben Holdings.

“Ben Holdings LPA” means the Eighth Amended and Restated Limited Partnership Agreement of Ben Holdings, as amended from time to time in accordance with its terms.

“Beneficial Owner” has the meaning assigned to such term in Rules 13d-3 and 13d-5 under the Securities Exchange Act (and “Beneficially Own” shall have a correlative meaning).

“Beneficient” means Beneficient, a Nevada corporation.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Account” has the meaning assigned to such term in Section 6.1(a).

“Capital Contribution” means any cash or cash equivalents or other property valued at its fair market value that a Member has contributed or contributes to the Company pursuant to this Agreement.

“Carrying Value” means, with respect to any Company asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that the initial carrying value of assets contributed to the Company shall be their respective gross fair market values on the date of contribution as determined by the Managing Member, and the Carrying Values of all Company assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in United States Treasury Regulation Sections 1.704-1(b)(2)(iv)(f) (including the issuance of a Noncompensatory Option), except as otherwise provided herein, as of: (a) the date of the acquisition of any additional Membership Interest by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the date of the distribution of more than a de minimis amount of Company assets to a Member in exchange for a Membership Interest; (c) the date a Membership Interest is relinquished to the Company; (d) the date that the Company issues more than a de minimis Membership Interest to a new Member in exchange for services; or (e) any other date specified in the United States Treasury Regulations; provided however that adjustments pursuant to clauses (a), (b) (c), (d) and (e) above shall be made only if such adjustments are deemed necessary or appropriate by the Managing Member to reflect the relative economic interests of the Members. The Carrying Value of any Company asset distributed to any Member shall be adjusted immediately before such distribution to equal its fair market value. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Net Income (Loss)” rather than the amount of depreciation determined for U.S. federal income tax purposes, and depreciation shall be calculated by reference to Carrying Value rather than tax basis once Carrying Value differs from tax basis. For the avoidance of doubt, adjustments to the Carrying Value, as defined here, of any assets held directly or indirectly by the Company (including interests in, or assets held through, Subsidiaries treated as corporations for U.S. federal income tax purposes) shall be made in a manner reasonably determined by the Managing Member in its reasonable discretion to reflect the overall allocations among the Company and its Subsidiaries. In the event of the issuance of Membership Interests or increases to applicable Capital Account balances pursuant to the exercise of a Noncompensatory Option where the right to share in Company capital represented by such Membership Interest differs from the consideration paid to acquire and exercise such option, the Carrying Value of each Company property immediately after the issuance of such Membership Interest shall be adjusted upward or downward to reflect any unrealized gain or unrealized loss attributable to such Company property and the Capital Accounts of the Members shall be adjusted in a manner consistent with Treasury Regulations Section 1.704-1(b)(2)(iv)(s); provided, further, that in the event of an issuance of Membership Interests for a de minimis amount of cash or contributed property, in the event of an issuance of a Noncompensatory Option to acquire a de minimis Membership Interest, or in the event of an issuance of a de minimis amount of Membership Interests as consideration for the provision of services, the Managing Member may determine that such adjustments are unnecessary for the proper administration of the Company. If, upon the occurrence of a revaluation event described in this definition of Carrying Value, a Noncompensatory Option of the Company is outstanding, the Company shall adjust the Carrying Value of each Company property in accordance with Treasury Regulation Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2). In determining such unrealized gain or unrealized loss, the aggregate cash amount and fair market value of all Company assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Membership Interests (or, in the case of a revaluation event resulting from the exercise of a Noncompensatory Option, immediately after the issuance of the Membership Interests acquired pursuant to the exercise of such Noncompensatory Option if required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(1)) shall be determined by the Managing Member using such reasonable method of valuation as it may adopt.

“Certificate” means a certificate issued in global form in accordance with the rules and regulations of the Depositary or in such other form as may be adopted by the Managing Member, issued by the Company evidencing ownership of one or more Units or a certificate, in such form as may be adopted by the Managing Member, issued by the Company evidencing ownership of one or more other Company Securities.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 2.2, as such Certificate of Formation may be amended, supplemented or restated from time to time.

“Citizenship Certification” means a properly completed certificate in such form as may be specified by the Managing Member by which a Member certifies that it (and if it is a nominee holding for the account of another Person, that to the best of its knowledge such other Person) is an Eligible Citizen.

“Class A Common Stock” means the Class A common stock, par value $0.001 per share, of Beneficient.

“Class A Units” means Units of Membership Interests designated as Class A Units and representing a fractional part of the Non-Managing Member Interests of all Non-Managing Members and having the rights and obligations specified with respect to Class A Units in this Agreement.

“Class B Common Stock” means the Class B common stock, par value $0.001 per share, of Beneficient.

“Closing Price” for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted for trading on the principal National Securities Exchange on which such Membership Interests of such class are listed or admitted to trading or, if such Membership Interests of such class are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the primary reporting system then in use in relation to such Membership Interest of such class, or, if on any such day such Membership Interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Membership Interests of such class selected by the Managing Member, or if on any such day no market maker is making a market in such Membership Interests of such class, the fair value of such Membership Interests on such day as determined by the Managing Member.

“Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the Class A Common Stock and the Class B Common Stock.

“Company” means Beneficient Company Group, L.L.C., a Delaware limited liability company.

“Company Group” means the Company, Ben Holdings and all of their Subsidiaries treated as a single consolidated entity.

“Company Sale” means, unless otherwise determined by the Managing Member in its reasonable discretion, the sale, exchange, or other disposition, or sale of control, in one or more related transactions (transactions occurring within any 36-month period shall be deemed to be related unless determined otherwise by the Managing Member in its reasonable discretion), of or over, (a) the Company, (b) 40% or more of the Company’s total assets (by value), or (c) assets of any direct or indirect Subsidiary of the Company; provided, that such sales(s), exchange(s), or other disposition(s) represents more than 40% of the Company’s total assets (by value).

“Company Security” means any equity interest in the Company (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Company), including without limitation, the Class A Common Units.

“Consenting Parties” has the meaning assigned to such term in Section 15.9.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings.

“Current Market Price” as of any date of any class of Membership Interests means the average of the daily Closing Prices per Membership Interest of such class for the 20 consecutive Trading Days immediately prior to such date.

“Delaware LLC Act” means the Delaware Limited Liability Company Act, as amended, supplemented or restated from time to time and any successor to such statute.

“Depositary” means, with respect to any Units evidenced by Certificates issued in global form, The Depository Trust Company and its successors and permitted assigns.

“Dispute” has the meaning assigned to such term in Section 15.9.

“Effective Date” has the meaning set forth in the preamble.

“Eligible Citizen” means a Person qualified to own interests in real property in jurisdictions in which any Group Member does business or proposes to do business from time to time, and whose status as a Member the Managing Member determines does not or would not subject such Group Member to a significant risk of cancellation or forfeiture of any of its properties or any interest therein.

“Exchange Agreement” means one or more exchange agreements providing for the exchange of partnership interests, membership interests or other securities issued by the Company, Ben Holdings or other members of the Company Group for shares of Class A Common Stock or the distribution of cash in lieu of shares of Class A Common Stock.

“Fiscal Year” has the meaning assigned to such term in Section 8.2.

“Further Guidance” means any (i) statutory amendments, (ii) temporary, proposed, or final Treasury Regulations or similar regulations or rules, (iii) notice, announcement, revenue ruling, revenue procedure, or similar authority or guidance, or (iv) administrative, judicial, or legislative interpretations, in each case, issued by a taxing authority with respect to the Partnership Tax Audit Rules and including any successor or additional provisions.

“Group” means a Person that with or through any of its Affiliates or Associates has any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting, exercising investment power or disposing of any Company Securities with any other Person that Beneficially Owns, or whose Affiliates or Associates Beneficially Own, directly or indirectly, Membership Interests.

“Group Member” means a member of the Company Group.

“Indemnitee” means (a) any Managing Member, (b) any former Managing Member, (c) the Initial Member, (d) any Person who is or was a tax matters partner (or partnership representative or designated individual), an officer or a director of the Managing Member, any former Managing Member or any Group Member, (e) any officer or director of the Managing Member or any former Managing Member who is or was serving at the request of the Managing Member or any former Managing Member as an officer, director, employee, member, partner, tax matters partner (or partnership representative or designated individual), agent, fiduciary or trustee of another Person; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (f) any Person the Managing Member designates as an “Indemnitee” for purposes of this Agreement.

“Initial Member” has the meaning assigned to such term in the recitals.

“Interest Designation” has the meaning assigned to such term in Section 5.3(b).

“Liquidation Date” means the date on which any event giving rise to the dissolution of the Company occurs.

“Liquidator” means the Managing Member or one or more Persons as may be selected by the Managing Member to perform the functions described in Section 12.2 as liquidating trustee of the Company within the meaning of the Delaware LLC Act.

“Managing Member” means Beneficient, and its successors and assigns that are admitted to the Company as the managing member of the Company, in its capacity as the managing member of the Company, pursuant to the terms of this Agreement. The Managing Member is the sole managing member of the Company and the sole holder of the Managing Member Interest. The Managing Member shall constitute a “manager” (as that term is defined in the Delaware LLC Act) of the Company.

“Managing Member Interest” means the non-economic management and ownership interest of the Managing Member in the Company (in its capacity as a managing member without reference to any other Membership Interest held by it) and includes any and all benefits to which a Managing Member is entitled as provided in this Agreement, together with all obligations of a Managing Member to comply with the terms and provisions of this Agreement.

“Members” means the Managing Member and the Non-Managing Members. “Member” shall refer to any one of the Members. The Members together shall constitute the “members” (as that term is defined in the Delaware LLC Act) of the Company.

“Membership Interest” means, as applicable, the Managing Member Interest and any Non-Managing Member Interests.

“Merger Agreement” has the meaning assigned to such term in Section 14.1.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act or any successor thereto and any other securities exchange (whether or not registered with the Commission under Section 6(a) of the Securities Exchange Act) or an automatic quotation system that the Managing Member shall designate as a National Securities Exchange with respect to any Company Securities for purposes of this Agreement.

“Net Income (Loss)” for any Fiscal Year (or other fiscal period) means the taxable income or loss of the Company for such period as determined in accordance with the accounting method used by the Company for U.S. federal income tax purposes with the following adjustments: (i) any income of the Company that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Net Income (Loss) shall be added to such taxable income or loss; (ii) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization or gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (iii) upon an adjustment to the Carrying Value of any asset, pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; and (iv) any expenditures of the Company not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Net Income (Loss) pursuant to this definition shall be treated as deductible items.

“Non-citizen Assignee” means a Person who the Managing Member has determined does not constitute an Eligible Citizen and as to whose Membership Interests the Managing Member has become the Member, pursuant to Section 4.8.

“Noncompensatory Option” has the meaning set forth in Treasury Regulations Section 1.721-2(f).

“Non-Managing Member Interest” means an interest of a Non-Managing Member in the Company (or by a Person that would be a Non-Managing Member if properly admitted as such in accordance with this Agreement), including such Person’s right, as applicable, (i) to a distributive share of net income, net losses, and other items of income, gain, loss, and deduction of the Company; (ii) to a distributive share of the assets of the Company; (iii) to vote on, consent to, or otherwise participate in any decision of the Non-Managing Members as provided in this Agreement; and (iv) to any and all other benefits to which a Non-Managing Member may be entitled as provided in this Agreement or the Delaware LLC Act. Except to the extent otherwise expressly set forth herein, for purposes of this Agreement and the Delaware LLC Act, the Non-Managing Member Interests shall constitute a single class or group of membership interests.

“Non-Managing Members” means all of the Persons executing this Agreement or a joinder hereto in a capacity other than Managing Member or hereafter admitted to the Company as a Non-Managing Member as provided in this Agreement, but shall not include any Person who has ceased to be a Non-Managing Member of the Company.

“Opinion of Counsel” means a written opinion of counsel or, in the case of tax matters, a qualified tax advisor (who may be regular counsel or tax adviser, as the case may be, to the Company or the Managing Member or any of its Affiliates) acceptable to the Managing Member.

“Outstanding” means, with respect to Membership Interests, all Membership Interests that are issued by the Company and reflected as outstanding on the books and records as of the date of determination; provided that any Non-Managing Member Interest held by a Non-Managing Member shall not, except as expressly set forth in this Agreement or as required by law, be entitled to vote and shall not be considered to be Outstanding when sending notices of a meeting of Members to vote on any matter (unless otherwise required by this Agreement or by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement or the Delaware LLC Act.

“Partnership Tax Audit Rules” means Subchapter C of Chapter 63 of the Code, currently Code Sections 6221 through 6241, together with any (i) similar provision of state, local or non-U.S. tax laws, or (ii) Further Guidance.

“Percentage Interest” means, as of any date of determination, (a) as to a holder of any class or series of Units, the product obtained by multiplying (i) 100% by (ii) the quotient obtained by dividing (x) the number of Units of such class or series held by such holder by (y) the total number of outstanding Units of such class or series, and (b) as to the Members, or as to a holder of any class or series of Membership Interests that are not designated as a Unit, the relative portion of the Capital Account balance of such Member, or of any such class or series of Membership Interests held by such holder, expressed as a percentage.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association (including any group, organization, co-tenancy, plan, board, council or committee), government (including a country, state, county, or any other governmental or political subdivision, agency or instrumentality thereof) or other entity (or series thereof).

“Prior Agreement” has the meaning assigned to such term in the recitals.

“Pro Rata” means, unless otherwise provided in this Agreement, (a) when used with respect to each category of Units, or any class, accounts or series thereof, apportioned equally among all designated Units (or categories, classes or series thereof) or, with respect to any Membership Interest that is not designated as a Unit, in accordance with Capital Account balances with respect to such Membership Interests, or any class or accounts thereof and (b) when used with respect to Members, apportioned among all Members in accordance with their relative portion of the Capital Account balance of all Members. For the avoidance of doubt, Pro Rata apportionments under this Agreement are made without conversion or exchange of any outstanding Membership Interests.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Company or, with respect to the final fiscal quarter of the Company, the relevant portion of such fiscal quarter.

“Record Date” means the date and time established by the Managing Member pursuant to this Agreement or, if applicable, the Liquidator pursuant to Section 12.2, for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members or entitled to vote by ballot or give approval of Company action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Members or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer or other business of the Company. For the avoidance of doubt, Section 13.6 of this Agreement shall not apply to any Record Date set by the Managing Member for purposes of determining the identity of Record Holders entitled to receive any report or distribution or participate in any offer.

“Record Holder” means the Person in whose name a Membership Interest is registered on the books of the Company or, if such books are maintained by the Transfer Agent, on the books of the Transfer Agent, in each case, as of the Record Date.

“Redeemable Interests” means any Membership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.9.

“Registration Statement” means the Registration Statement of Beneficient on Form S-4 or such other form as may be filed (and amended or supplemented from time to time) by Beneficient with the Commission under the Securities Act and/or Securities Exchange Act to register the issuance of the Class A Common Stock of Beneficient under the Securities Act and/or Securities Exchange Act in connection with the consummation of the transactions contemplated by that certain Business Combination Agreement dated September 21, 2022 by and among Avalon Acquisition Inc., Beneficient Merger Sub I, Inc., Beneficient Merger Sub II, LLC and BCG.

“Securities Act” means the U.S. Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Securities Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person, at the date of determination, (i) is a general partner of such partnership, (ii) owns more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class), directly or indirectly, or (iii) otherwise controls such partnership, directly or indirectly, (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, (i) has at least a majority ownership interest, (ii) has the power to elect or direct the election of a majority of the directors or other governing body of such Person, or (iii) otherwise controls such Person or (d) any other Person the financial information of which is consolidated by such Person for financial reporting purposes under U.S. GAAP.

“Surviving Business Entity” has the meaning assigned to such term in Section 14.2(b).

“Trading Day” means a day on which the principal National Securities Exchange on which the Membership Interests of any class are listed or admitted to trading is open for the transaction of business or, if Membership Interests of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

“transfer” has the meaning assigned to such term in Section 4.4(a).

“Transfer Agent” means such bank, trust company or other Person (including the Managing Member or one of its Affiliates) as shall be appointed from time to time by the Managing Member to act as registrar and transfer agent for Company Securities; provided that if no Transfer Agent is specifically designated for any Company Securities, the Managing Member shall act in such capacity.

“Unit” means a Membership Interest that is designated as a “Unit” and shall include the Class A Units.

“Unitholders” means the holders of Units.

“U.S. GAAP” means U.S. generally accepted accounting principles consistently applied.

Section 1.2. Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation;” and the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The Managing Member has the power to construe and interpret this Agreement and to act upon any such construction or interpretation. To the fullest extent permitted by law, any construction or interpretation of this Agreement by the Managing Member, any action taken pursuant thereto and any determination made by the Managing Member shall, in each case, be conclusive and binding on all Record Holders, each other Person or Group who acquires an interest in a Membership Interest and all other Persons for all purposes.

ARTICLE II

ORGANIZATION

Section 2.1. Member. Beneficient, successor by way of the statutory conversion of the Initial Member, continues to be admitted as the sole Managing Member and sole Non-Managing Member of the Company upon execution of this Agreement. The books and records of the Company shall be amended from time to time to reflect the admission and withdrawal of Members and the transfer or assignment of Membership Interests pursuant to the terms of this Agreement.

Additional Persons may be admitted to the Company as Members from time to time on such terms and conditions as may be determined by the Managing Member.

Section 2.2. Formation. The Company has been formed as a limited liability company pursuant to the provisions of the Delaware LLC Act. All Membership Interests shall constitute personal property of the owner thereof for all purposes and a Member has no interest in specific Company property.

Section 2.3. Name. The name of the Company shall be Beneficient Company Group, L.L.C. The Company’s business may be conducted under any other name or names as determined by the Managing Member, including the name of the Managing Member. The words “Limited Liability Company,” “L.L.C.,” “LLC” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Managing Member may change the name of the Company at any time and from time to time by filing an amendment to the Certificate of Formation (and upon any such filing this Agreement shall be deemed automatically amended to change the name of the Company) and shall notify the Members of such change in the next regular communication to the Members.

Section 2.4. Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the Managing Member by filing an amendment to the Certificate of Formation (and upon any such filing this Agreement shall be deemed automatically amended to change the registered office and the registered agent of the Company) the registered office of the Company in the State of Delaware is located at c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808, and the registered agent for service of process on the Company in the State of Delaware at such registered office is Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808. The principal office of the Company is located at 325 N. St. Paul Street, Suite 4850, Dallas TX 75201 or such other place as the Managing Member may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Managing Member deems necessary or appropriate.

Section 2.5. Purpose and Business. The purpose and nature of the business to be conducted by the Company shall be to (a) act as the general partner and a limited partner of Ben Holdings, (b) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Managing Member and that lawfully may be conducted by a limited liability company organized pursuant to the Delaware LLC Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity; and (c) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member. To the fullest extent permitted by law, the Managing Member shall have no duty (including any fiduciary duty) or obligation whatsoever to the Company, any Member or any other Person bound by this Agreement to propose or approve the conduct by the Company of any business and may, free of any duty (including any fiduciary duty) or obligation whatsoever to the Company or any other Person bound by this Agreement, decline to propose or approve the conduct by the Company of any business and, in so declining to propose or approve, shall not be deemed to have breached this Agreement, any other agreement contemplated hereby, the Delaware LLC Act or any other provision of law, rule or regulation or equity.

Section 2.6. Powers. The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.5 and for the protection and benefit of the Company to the maximum extent permitted.

Section 2.7. Power of Attorney.

(a) Each Non-Managing Member and Record Holder hereby constitutes and appoints the Managing Member and, if a Liquidator (other than the Managing Member) shall have been selected pursuant to Section 12.2, the Liquidator, severally (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to: execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof and any resolution, consent, approval, voting ballot, voting certification or other voting mechanism) that the Managing Member or the Liquidator determines to be necessary or appropriate to conduct the purposes of the Company as provided in Section 2.5 as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all amendments to this Agreement adopted in accordance with the terms hereof and all certificates, documents and other instruments that the Managing Member or the Liquidator determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Managing Member or the Liquidator determines to be necessary or appropriate to reflect the dissolution and termination of the Company pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof) relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, this Agreement; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Company Securities issued pursuant to Section 5.3; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger or consolidation or similar certificate) relating to a merger, consolidation, combination or conversion of the Company pursuant to Article XIV or otherwise in connection with a change of jurisdiction of the Company.

Nothing contained in this Section 2.7(a) shall be construed as authorizing the Managing Member to amend, change or modify this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

(b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, shall not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Non-Managing Member or Record Holder and the transfer of all or any portion of such Non-Managing Member’s or Record Holder’s Membership Interest and shall extend to such Non-Managing Member’s or Record Holder’s heirs, successors, assigns and personal representatives. Each such Non-Managing Member or Record Holder hereby agrees to be bound by any representation made by the Managing Member or the Liquidator acting in good faith pursuant to such power of attorney; and each such Non-Managing Member or Record Holder, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Managing Member or the Liquidator taken in good faith under such power of attorney. Each Non-Managing Member and Record Holder shall execute and deliver to the Managing Member or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the Managing Member or the Liquidator may request in order to effectuate this Agreement and the purposes of the Company.

Section 2.8. Term. The term of the Company shall be perpetual, unless and until it is dissolved in accordance with the provisions of Article XII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware LLC Act.

Section 2.9. Title to Company Assets. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company, the Managing Member, one or more of its Affiliates or one or more nominees, as the Managing Member may determine. The Managing Member hereby declares and warrants that any Company assets for which record title is held in the name of the Managing Member or one or more of its Affiliates or one or more nominees shall be held by the Managing Member or such Affiliate or nominee for the use and benefit of the Company in accordance with the provisions of this Agreement; provided however, that the Managing Member shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the Managing Member determines that the expense and difficulty of conveyancing makes transfer of record title to the Company impracticable) to be vested in the Company as soon as reasonably practicable; provided further that prior to the withdrawal of the Managing Member or as soon thereafter as practicable, the Managing Member shall use reasonable efforts to effect the transfer of record title to the Company and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the Managing Member. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

Section 2.10. No State-Law Partnership. Nothing stated in this Agreement may be interpreted or construed so as to treat or consider the Company as a partnership, limited partnership, or joint venture for general state law purposes, and no Member of the Company may be considered a partner or joint venturer of the Company, the Managing Member, or any other Member. Notwithstanding the preceding sentence, if the Company has more than one member under the Code, the Company shall be treated as a partnership for federal and state taxation purposes, and no Person has any power or authority whatsoever to take any action or to refrain from taking any action that would have the effect of precluding the application of Subchapter K of the Code and corresponding provisions of state tax law to the Company and the Members; provided that if the Company is deemed to have only one member for federal income tax purposes then the Company shall be disregarded as an entity separate from such Member for so long as the Company is deemed to have a single member under the Code.

ARTICLE III

RIGHTS OF MEMBERS

Section 3.1. Limitation of Liability. The Members shall have no liability under this Agreement except as expressly provided in this Agreement or as required by the Delaware LLC Act.

Section 3.2. Management of Business. Other than the Managing Member, in its capacity as such, no Member shall participate in the operation, management or control (within the meaning of the Delaware LLC Act) of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company.

Section 3.3. Outside Activities of the Members. Each Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group or an Affiliate of a Group Member, and, to the fullest extent permitted by law, none of the same shall constitute a breach of this Agreement or any duty (including fiduciary duties) otherwise existing at Law, in equity or otherwise to the Company or any Member. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any business interests or activities of any Member. The rights that any Member has under this Section 3.3 shall not prejudice the rights that such Member may have under any other provision of this Agreement.

Section 3.4. Rights of Non-Managing Members.

(a) To the fullest extent permitted by law and notwithstanding any other provision of this Agreement or any agreement contemplated herein or applicable provisions of law or equity or otherwise, including the Delaware LLC Act, pursuant to Section 18-305(g) of the Delaware LLC Act, the Non-Managing Members shall only have such rights to obtain information relating to the Company as is expressly provided in this Section 3.4(a), and the Non-Managing Members acknowledge that they do not have any other rights to obtain information relating to the Company or access to books and records of the Company under Section 18-305 of the Delaware LLC Act, including, without limitation, the list of names and current addresses of the other Members of the Company. Except as limited by Sections 3.4(b) and 3.4(c), each Non-Managing Member shall have the right, for a purpose that is reasonably related to such Non-Managing Member’s interest as a Non-Managing Member in the Company, upon reasonable written demand stating the purpose of such demand and at such Non-Managing Member’s own expense, to obtain a copy of this Agreement and the Certificate of Formation and all amendments hereto and thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate Formation and all amendments hereto and thereto have been executed.

(b) The Managing Member may keep confidential from the Non-Managing Members, for such period of time as the Managing Member determines, (i) any information that the Managing Member reasonably believes to be in the nature of trade secrets, and (ii) other information the disclosure of which the Managing Member believes (A) is not in the best interests of the Company Group, (B) could damage the Company Group or its business or (C) that any Group Member is required by law or by agreement with any third party to keep confidential.

(c) Notwithstanding any other provision of this Agreement or Section 18-305 of the Delaware LLC Act, each of the Non-Managing Members and each other Person who acquires an interest in a Company Security hereby agrees to the fullest extent permitted by law that they do not have rights to receive information from the Company or any Indemnitee for the purpose of determining whether to pursue litigation or assist in pending litigation against the Company or any Indemnitee relating to the affairs of the Company except pursuant to the applicable rules of discovery relating to litigation commenced by such Person.

ARTICLE IV

CERTIFICATES; RECORD HOLDERS; TRANSFER OF MEMBERSHIP INTERESTS

Section 4.1. Certificates.

(a) Notwithstanding anything otherwise to the contrary herein, unless the Managing Member shall determine otherwise in respect of some or all of any or all classes of Membership Interests, Membership Interests shall not be evidenced by certificates. Certificates that may be issued shall be executed on behalf of the Company by the Managing Member (and by any two appropriate officers of Company or any two appropriate officers of the Managing Member on behalf of the Company).

(b) No Certificate evidencing any Membership Interests shall be valid for any purpose until it has been countersigned by, and registered on the books and records of, the Transfer Agent; provided however that if the Managing Member elects to issue Certificates evidencing any Membership Interests in global form, the Certificates evidencing such Membership Interests shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Certificates evidencing such Membership Interests have been duly registered in accordance with the directions of the Company. Any or all of the signatures required on the Certificate may be by facsimile. If any Managing Member or Transfer Agent (or officer thereof) who shall have signed or whose facsimile signature shall have been placed upon any such Certificate shall have ceased to be such Managing Member or Transfer Agent (or officer thereof) before such Certificate is issued by the Company, such Certificate may nevertheless be issued by the Company with the same effect as if such Person were such Managing Member or Transfer Agent (or officer thereof) at the date of issue. Certificates for any Membership Interests shall be uniquely numbered and shall be entered on the books and records of the Company as they are issued and shall exhibit the Record Holder’s name and number.

Section 4.2. Mutilated, Destroyed, Lost or Stolen Certificates.

(a) If any mutilated Certificate evidencing any Membership Interests is surrendered to the Transfer Agent or any mutilated Certificate evidencing other Company Securities is surrendered to the Managing Member, the appropriate officers of the Company or the Managing Member on behalf of the Managing Member on behalf of the Company shall execute, and, if applicable, the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Company Securities as the Certificate so surrendered.

(b) The appropriate officers of the Company or of the Managing Member on behalf of the Managing Member on behalf of the Company shall execute and deliver, and, if applicable, the Transfer Agent shall countersign a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(i) makes proof by affidavit, in form and substance satisfactory to the Managing Member, that a previously issued Certificate has been lost, destroyed or stolen;

(ii) requests the issuance of a new Certificate before the Managing Member has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii) if requested by the Managing Member, delivers to the Managing Member a bond, in form and substance satisfactory to the Managing Member, with surety or sureties and with fixed or open penalty as the Managing Member may direct to indemnify the Company, the Managing Member and, if applicable, the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv) satisfies any other reasonable requirements imposed by the Managing Member.

If a Record Holder fails to notify the Managing Member within a reasonable period of time after it has notice of the loss, destruction or theft of a Certificate, and a transfer of the Membership Interests represented by the Certificate is registered before the Company, the Managing Member or the Transfer Agent receives such notification, to the fullest extent permitted by law, the Record Holder shall be precluded from making any claim against the Company, the Managing Member or the Transfer Agent for such transfer or for a new Certificate.

(c) As a condition to the issuance of any new Certificate under this Section 4.2, the Managing Member may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent, if applicable) reasonably connected therewith.

Section 4.3. Record Holders. The Company and the Managing Member shall be entitled to recognize the Record Holder as the owner with respect to any Membership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Membership Interest on the part of any other Person, regardless of whether the Company or the Managing Member shall have actual or other notice thereof, except as otherwise required by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Membership Interests are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Membership Interests, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Membership Interest.

Section 4.4. Transfer Generally.

(a) The term “transfer,” when used in this Agreement with respect to a Membership Interest, shall be deemed to refer to a transaction (i) by which the Managing Member assigns its Managing Member Interest to another Person who becomes the Managing Member, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange, or any other disposition by law or otherwise or (ii) by which the holder of a Non-Managing Member Interest assigns such Non-Managing Member Interest to another Person, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b) No Membership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Membership Interest not made in accordance with this Article IV shall be null and void.

(c) No Non-Managing Member (other than any Non-Managing Member Interest held by the Managing Member) may transfer any Non-Managing Member Interest, in whole or in part, without the prior written consent of the Managing Member (which may be granted or withheld in its sole discretion); provided, further, that notwithstanding the foregoing and subject to the provisions of Section 4.7, a Non-Managing Member may transfer any of such Member’s Non-Managing Member Interest pursuant to and in accordance with an Exchange Agreement.

(d) Nothing contained in this Agreement shall be construed to prevent a disposition by the Managing Member of its Managing Member Interest or any disposition by any stockholder of the Managing Member of any or all of the issued and outstanding stock or other interests in the Managing Member.

Section 4.5. Registration and Transfer of Membership Interests.

(a) The Managing Member shall keep or cause to be kept on behalf of the Company a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Company will provide for the registration and transfer of Membership Interests. The Managing Member shall from time to time appoint a Transfer Agent as registrar and transfer agent for the purpose of registering any Membership Interests and transfers of such Membership Interests as herein provided. In the absence of manifest error, the register kept by, or on behalf of, the Company shall be conclusive as to the identity of the holders of Membership Interests. Upon surrender of a Certificate for registration of transfer of any

Membership Interests evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the appropriate officers of the Company or of the Managing Member on behalf of the Managing Member on behalf of the Company shall execute and deliver, and, as applicable, the Transfer Agent shall countersign and deliver, in the name of the Record Holder or the designated transferee or transferees, to the extent and as required pursuant to the Record Holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Membership Interests as were evidenced by the Certificate so surrendered.

(b) Except as otherwise provided in Section 4.8, the Company shall not recognize any transfer of Membership Interests evidenced by Certificates until the Certificates evidencing such Membership Interests are surrendered for registration of transfer. No charge shall be imposed by the Company for such transfer; provided that as a condition to the issuance of any new Certificate under this Section 4.5, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c) By acceptance of the transfer of any Membership Interests in accordance with this Section 4.5 and not otherwise in breach of Section 4.4(c), each transferee of a Membership Interest (including any nominee holder or agent or representative acquiring such Membership Interests for the account of another Person) (i) shall be admitted to the Company as a Member with respect to the Membership Interests so transferred or issued to such transferee or other recipient when any such transfer or admission is reflected in the books and records of the Company, without execution of this Agreement, (ii) shall be bound by the terms of this Agreement, without execution of this Agreement, (iii) shall become the Record Holder of the Membership Interests so transferred or issued, (iv) shall grant powers of attorney to the Managing Member, any Liquidator of the Company and each of their authorized officers, as provided herein, and (v) shall make the consents, acknowledgements and waivers contained in this Agreement. The transfer of any Membership Interests and the admission of any new Member shall not constitute an amendment to this Agreement.

(d) No transfer of a Membership Interest shall entitle the transferee to receive distributions or to any other rights to which the transferor was entitled until the transferee becomes a Member pursuant to Section 4.5(c).

(e) Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.3, (iii) Section 4.4, (iv) Section 4.7, (v) with respect to any class or series of Membership Interests, the provisions of any Interest Designation or amendment to this Agreement establishing such class or series, (vi) any contractual provisions binding on any Member and (vii) provisions of applicable law including the Securities Act, Membership Interests shall be freely transferable. Membership Interests may also be subject to any transfer restrictions contained in any employee related policies or equity benefit plans, programs or practices adopted on behalf of the Company or any Group Member.

Section 4.6. Transfer of the Managing Member’s Managing Member Interests.

(a) Subject to Section 4.6(b) below, the Managing Member may transfer all or any part of its Managing Member Interest to another Person without the approval of any other Members.

(b) Notwithstanding anything herein to the contrary, no transfer by the Managing Member of all or any part of its Managing Member Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the Managing Member under this Agreement and to be bound by the provisions of this Agreement, (ii) the Company receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Member, and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest held by the Managing Member as the general partner or managing member, if any, of each other Group Member. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.2, be admitted to the Company as a Managing Member effective immediately prior to the transfer of such Managing Member Interest and the business of the Company shall continue without dissolution.

Section 4.7. Restrictions on Transfers.

(a) Except as provided in Section 4.7(c) below, but notwithstanding the other provisions of this Article IV, no transfer of any Membership Interests shall be made if such transfer would (i) violate the then applicable U.S. federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Company under the laws of the jurisdiction of its formation, or (iii) cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed).

(b) The Managing Member may impose restrictions on the transfer of Membership Interests if it receives an Opinion of Counsel that such restrictions are necessary or advisable to avoid a significant risk of the Company becoming taxable as a corporation or otherwise becoming taxable as an entity for U.S. federal income tax purposes. The Managing Member may impose such restrictions by amending this Agreement.

(c) Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Membership Interests entered into through the facilities of any National Securities Exchange on which such Membership Interests are listed for trading.

Section 4.8. Citizenship Certificates; Non-citizen Assignees.

(a) If any Group Member is or becomes subject to any law or regulation that, in the determination of the Managing Member, creates a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Non-Managing Member, the Managing Member may request any Non-Managing Member to furnish to the Managing Member, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning its nationality, citizenship or other related status (or, if the Non-Managing Member is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the Managing Member may request. If a Non-Managing Member fails to furnish to the Managing Member within the aforementioned 30-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the Managing Member determines, with the advice of counsel, that a Non-Managing Member is not an Eligible Citizen, the Membership Interests owned by such Non-Managing Member shall be subject to redemption in accordance with the provisions of Section 4.9. The Managing Member also may require that the status of any such Non-Managing Member be changed to that of a Non-citizen Assignee and, thereupon, the Managing Member shall be substituted for such Non-citizen Assignee as the Non-Managing Member in respect of its Membership Interests.

(b) The Managing Member shall, in exercising any voting rights in respect of Non-Managing Member Interests held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Non-Managing Members (including the Managing Member) in respect of Non-Managing Member Interests other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.

(c) Upon dissolution of the Company, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 12.3 but shall be entitled to the cash equivalent thereof, and the Company shall provide cash in exchange for an assignment of the Non-citizen Assignee’s share of the distribution in kind. Such payment and assignment shall be treated for Company purposes as a purchase by the Company from the Non-citizen Assignee of his Non-Managing Member Interest (representing its right to receive its share of such distribution in kind).

(d) At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the Managing Member, request that with respect to any Non-Managing Member Interests of such Non-citizen Assignee not redeemed pursuant to Section 4.9, such Non-citizen Assignee be admitted as a Non-Managing Member, and upon approval of the Managing Member, such Non-citizen Assignee shall be admitted as a Non-Managing Member and shall no longer constitute a Non-citizen Assignee and the Managing Member shall cease to be deemed to be the Non-Managing Member in respect of the Non-citizen Assignee’s Non-Managing Member Interests.

Section 4.9. Redemption of Membership Interests of Non-citizen Assignees.

(a) If at any time a Non-Managing Member fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 4.8(a), or if upon receipt of such Citizenship Certification or other information the Managing Member determines, with the advice of counsel, that a Non-Managing Member is not an Eligible Citizen, the Managing Member, may cause the Company to, unless the Non-Managing Member establishes to the satisfaction of the Managing Member that such Non-Managing Member is an Eligible Citizen or has transferred his Non-Managing Member Interests to a Person who is an Eligible Citizen and who furnishes a Citizenship Certification to the Managing Member prior to the date fixed for redemption as provided below, redeem the Membership Interest of such Non-Managing Member as follows:

(i) The Managing Member shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Non-Managing Member, at his last address designated on the records of the Company or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon the redemption of the Redeemable Interests (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender of the Certificates evidencing such Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank) and that on and after the date fixed for redemption no further allocations or distributions to which the Non-Managing Member would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

(ii) The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Membership Interests of the class to be so redeemed multiplied by the number of Membership Interests of each such class included among the Redeemable Interests. The redemption price shall be paid as determined by the Managing Member, in cash or by delivery of a promissory note of the Company in the principal amount of the redemption price, bearing interest at the prime lending rate prevailing on the date fixed for redemption as published by The Wall Street Journal, payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

(iii) The Non-Managing Member or his duly authorized representative shall be entitled to receive the payment for Redeemable Interests at the place of payment specified in the notice of redemption on the redemption date (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender by or on behalf of the Non-Managing Member, at the place specified in the notice of redemption, of the Certificates evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank).

(iv) After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Membership Interests; provided however, that pursuant to Section 7.11 the Redeemable Interests may be held in treasury.

(b) The provisions of this Section 4.9 shall also be applicable to Membership Interests held by a Member as nominee of a Person determined to be other than an Eligible Citizen.

(c) Nothing in this Section 4.9 shall prevent the recipient of a notice of redemption from transferring its Membership Interest before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the Managing Member shall withdraw the notice of redemption, provided the transferee of such Membership Interest certifies to the satisfaction of the Managing Member in a Citizenship Certification that it is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

(d) Redemption Proceeds. Notwithstanding anything in Section 4.8 or Section 4.9 to the contrary, no proceeds shall be delivered to a Person to whom the delivery of such proceeds would violate applicable law, and in such case and in lieu thereof, the proceeds shall be delivered to a segregated and blocked account maintained by the Company for the eventual benefit of such Person upon the payment or delivery of such proceeds to such Person ceasing to violate applicable law, if such point occurs.

Section 4.10. Redemption of Non-Managing Member Interests in the Managing Member’s Discretion. If at any time the Managing Member determines that the redemption of all or a portion of a Non-Managing Member Interest is necessary or desirable under this Agreement or any applicable law, rule or regulation, then the Managing Member may cause the Company to redeem all or a portion of the Membership Interest of such Non-Managing Member. Under these circumstances, the Managing Member will cause such redemption consistent with the procedures set out in Section 4.9.

ARTICLE V

CAPITAL CONTRIBUTIONS AND ISSUANCE OF MEMBERSHIP INTERESTS

Section 5.1. Contributions by the Managing Member. The Managing Member, in its capacity as such, shall not be obligated to make any Capital Contributions to the Company.

Section 5.2. Interest and Withdrawal. No interest on Capital Contributions shall be paid by the Company. No Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions are made pursuant to this Agreement or upon dissolution of the Company and then in each case only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Member shall have priority over any other Member either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Members agree within the meaning of Section 18-502(b) of the Delaware LLC Act.

Section 5.3. Company Securities Generally.

(a) The Company may issue additional Company Securities and options, rights, warrants and appreciation rights relating to Company Securities for any Company purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the Managing Member shall determine, except as expressly provided otherwise in this Agreement, all without the approval of any Non-Managing Members, including pursuant to any Exchange Agreement, or pursuant to any conversion or exchange provision contained in the Ben Holdings LPA. The Company may reissue any Company Securities and options, rights, warrants and appreciation rights relating to Company Securities held by the Company in treasury for any Company purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the Managing Member shall determine, all without the approval of any Non-Managing Member. Upon any issuance of Company Securities pursuant to any Exchange Agreement or a conversion provision contained in this Agreement or contained in the Ben Holdings LPA, the Managing Member shall determine the disposition or allocation of any interests (including in any capital account) in Ben Holdings as necessary or appropriate in connection with such conversion.

As of the date of this Agreement, one class of Units out of the Non-Managing Member Interests has been designated: the Class A Units.

(b) Each additional Membership Interest authorized to be issued by the Company pursuant to Section 5.3(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Membership Interests), as shall be fixed by the Managing Member and reflected in a document approved by the Managing Member (each an “Interest Designation”), including (i) subject to redemption and if so, the time, manner and price of such redemption, (ii) entitled to receive distributions (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the distributions payable on any other class or series of Membership Interests, as specified therein; (iii) the rights upon dissolution and liquidation of the Company; (iv) whether, and the terms and conditions upon which, the Company may or shall be required to redeem the Membership Interest (including sinking fund provisions); (v) whether such Membership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Membership Interest will be issued, evidenced by Certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Membership Interest; and (viii) the right, if any, of the holder of each such Membership Interest to vote on Company matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Membership Interest. An Interest Designation (or any resolution of the Managing Member amending any Interest Designation) shall be included among the permanent records of the Company, and shall be annexed to, and constitute part of, this Agreement. Unless otherwise provided in the applicable Interest Designation, the Managing Member may at any time increase or decrease the amount of Membership Interests or Units of any class or series, but not below the amount of Membership Interests or number of Units or Capital Account balances of such class or series then Outstanding.

(c) The Managing Member is hereby authorized to take all actions that it determines to be necessary, appropriate or advisable in connection with (i) each issuance of Company Securities and options, rights, warrants and appreciation rights relating to Company Securities pursuant to this Section 5.3, including the admission of additional Members in connection therewith and any related amendment of this Agreement, and (ii) all additional issuances of Company Securities and options, rights, warrants and appreciation rights relating to Company Securities. The Managing Member shall determine the relative rights, powers and duties of the holders of Membership Interests, Units or other Company Securities or options, rights, warrants or appreciation rights relating to Company Securities being so issued. The Managing Member is authorized to do all things that it determines to be necessary, appropriate or advisable in connection with any future issuance of Company Securities or options, rights, warrants or appreciation rights relating to Company Securities, including compliance with any statute, rule, regulation or guideline of any governmental agency or any National Securities Exchange on which the Units or other Company Securities or options, rights, warrants or appreciation rights relating to Company Securities are listed for trading.

(d) Notwithstanding anything else in this Agreement to the contrary, the Company (i) shall issue a Class A Unit for each share of Common Stock outstanding and each such Class A Unit shall track, on a one-to-one basis, the Common Stock of Beneficient, and (ii) shall cause Ben Holdings to issue a Ben Holdings Class A Unit for each Class A Unit of the Company outstanding and all such Ben Holdings Class A Units issued shall track, on a one-to-one basis, the Class A Units of the Company. Without limitation of the foregoing, the Company (A) shall cause the redemption or cancellation, as appropriate, of Class A Units to reflect the redemption or cancellation of any shares of Common Stock and shall not permit any Class A Units to be redeemed or cancelled unless and until corresponding shares of Common Stock are first redeemed or cancelled, and (B) shall cause Ben Holdings to redeem or cancel, as appropriate, a Ben Holdings Class A Unit to reflect the redemption or cancellation of each Class A Unit of the Company. Notwithstanding anything else in this Agreement to the contrary, the Company shall be entitled to and take all such actions necessary to, and the Managing Member shall cause the Company to, issue Class A Units of the Company, without any preemptive, preferential or other similar rights with respect to such issuance by any Person, as necessary or appropriate in connection with the exchange of any units of Ben Holdings pursuant to the terms of the applicable exchange provisions of the Ben Holdings LPA and/or any applicable Exchange Agreement governing exchanges of units of Ben Holdings, in each case subject to receipt by Beneficient or the Company, as applicable, of the applicable units of Ben Holdings in connection therewith, in each case as agreed by the Company under the Ben Holdings LPA.

Section 5.4. Preemptive Rights. Unless otherwise determined by the Managing Member, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Membership Interest, whether unissued, held in treasury or hereafter created.

Section 5.5. Splits and Combinations.

(a) Subject to Section 5.5(d), the Company may make a Pro Rata distribution of Company Securities or options, rights, warrants or appreciation rights relating to Company Securities to all Record Holders or may effect a subdivision or combination of Company Securities so long as, after any such event, each Member shall have the same Percentage Interest in the Company as before such event, and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted retroactive to the beginning of the Company.

(b) Whenever such a distribution, subdivision or combination of Company Securities or options, rights, warrants or appreciation rights relating to Company Securities is declared, the Managing Member shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall provide notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The Managing Member also may cause a firm of independent public accountants selected by it to calculate the number of Company Securities or options, rights, warrants or appreciation rights relating to Company Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Managing Member shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c) Promptly following any such distribution, subdivision or combination, the Company may issue Certificates to the Record Holders of Company Securities or options, rights, warrants or appreciation rights relating to Company Securities as of the applicable Record Date representing the new number of Company Securities or options, rights, warrants or appreciation rights relating to Company Securities held by such Record Holders, or the Managing Member may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Company Securities Outstanding or outstanding options, rights, warrants or appreciation rights relating to Company Securities, the Company shall require, as a condition to the delivery to a Record Holder of any such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d) The Company shall not be required to issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of this Section 5.5(d), the Managing Member may determine that each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

Section 5.6. Fully Paid and Non-Assessable Nature of Membership Interests. All Membership Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Membership Interests in the Company, except as such non-assessability may be affected by Sections 18-607 or 18-804 of the Delaware LLC Act or this Agreement.

Section 5.7. Additional Capital Contributions. Each Member has contributed cash or property to the Company in the amount set forth as the Capital Contribution of such Member on the books and records of the Company. No Member shall be required to make additional Capital Contributions to the Company without the written consent of such Member or permitted to make additional Capital Contributions to the Company without the written consent of the Managing Member. The Company may admit additional Members from time to time as provided in Section 10.1 or otherwise.

ARTICLE VI

ALLOCATIONS AND DISTRIBUTIONS

Section 6.1. Establishment and Maintenance of Capital Accounts.

(a) If the Company has more than one Member under the Code, there shall be established and maintained for each Member on the books of the Company a capital account (each being a “Capital Account”). Each Capital Contribution by any Member, if any, shall be credited to the Capital Account of such Member on the date such Capital Contribution is made to the Company. In addition, each Member’s Capital Account shall be (a) credited with (i) such Member’s allocable share of any Net Income (or items thereof) of the Company, and (ii) the amount of any Company liabilities that are assumed by the Member or secured by any Company property distributed to the Member and (b) debited with (i) the amount of distributions (and deemed distributions) to such Member of cash or the fair market value of other property so distributed, (ii) such Member’s allocable share of Net Loss (or items thereof) of the Company, and (iii) the amount of any liabilities of the Member assumed by the Company or which are secured by any property contributed by the Member to the Company. Any references in any section of this Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above. In the event of any Transfer of any interest in the Company in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

(b) Any other item which is required to be reflected in a Member’s Capital Account under Section 704(b) of the Code and the United States Treasury Regulations promulgated thereunder or otherwise under this Agreement shall be so reflected.

(c) The Managing Member shall make such adjustments to Capital Accounts as it determines to be appropriate to ensure allocations are made in accordance with a Member’s interest in the Company. Interest shall not be payable on Capital Account balances. The Company Capital Accounts shall be maintained in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent not inconsistent with such regulations, the provisions of this Agreement.

(d) The Capital Account of the holder of Managing Member Interests shall at all times be zero, except to the extent such holder also holds Non-Managing Member Interests.

(e) The Company has issued to the Members who have made, on or prior to the date hereof, Capital Contributions, in exchange therefor, the number and type of Membership Interests as specified in the books and records of the Company.

Section 6.2. Allocations.

(a) Net Income and Loss Allocations. Except as otherwise determined by the Managing Member in order to comply with the Code or applicable regulations thereunder, if the Company has more than one Member under the Code, Net Income (Loss) (including items thereof) of the Company for each Fiscal Year of the Company shall, unless otherwise provided in an Interest Designation or otherwise in connection with the issuance of any Membership Interest, be allocated among the Members, Pro Rata.

(b) The Managing Member shall allocate adjustments as applicable and consistent with provisions of the definition of “Carrying Value” and related terms as among the various classes of equity securities/partnership interests in Ben Holdings.

(c) The Managing Member shall determine all matters concerning allocations for tax purposes not expressly provided for herein. For the proper administration of the Company and for the preservation of uniformity of Membership Interests (or any portion or class or classes thereof), the Managing Member may (i) interpret or amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of United States Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of Membership Interests (or any portion or class or classes thereof), and (ii) adopt and employ or modify such conventions and methods as the Managing Member determines to be appropriate for (A) the determination for tax purposes of items of income, gain, loss, deduction and credit and the allocation of such items among Members and between transferors and transferees under this Agreement and pursuant to the Code and the United States Treasury Regulations promulgated thereunder, (B) the determination of the identities and tax classification of Members, (C) the valuation of Company assets and the determination of tax basis, (D) the allocation of asset values and tax basis, (E) the adoption and maintenance of accounting methods and (F) taking into account differences between the Carrying Values of Company assets and such assets’ adjusted tax basis pursuant to Section 704(c) of the Code and the United States Treasury Regulations promulgated thereunder.

(d) Allocations that would otherwise be made to a Member under the provisions of this Article VI shall instead be made to the beneficial owner of Membership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method determined by the Managing Member.

Section 6.3. Requirement and Characterization of Distributions; Distributions to Record Holders.

(a) The Managing Member may authorize distributions by the Company to the Members, which distributions, subject to the terms and provisions of any class or series of Membership Interests as subsequently issued by the Company, shall be allocated pro rata to Class A Units of the Company in accordance with the Members’ respective Percentage Interests in respect of such Class A Units.

(b) The Managing Member may treat taxes paid by the Company on behalf of, or amounts withheld with respect to, all or less than all of the Members, as a distribution of cash to such Members.

(c) Notwithstanding Section 6.3(a), in the event of the dissolution of the Company or a Company Sale, all receipts received during or after the Quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.3.

(d) Each distribution in respect of a Membership Interest shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Membership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

(e) Notwithstanding any provision to the contrary contained in this Agreement, the Company, and the Managing Member on behalf of the Company, shall not be required to make a distribution to a Member or a Record Holder if such distribution would violate the Delaware LLC Act or other applicable law.

Section 6.4. Allocated Fees and Expenses. Notwithstanding any other provision of this Agreement to the contrary (including Section 5.3(d)), the Company may pay or otherwise satisfy any fees, expenses, and/or other payments required to be paid by the Company (the “Allocated Payments”) including, without limitation, any fees, expenses, and/or costs attributable to the Class A Units, from distributions received in respect of, or attributable to, the Class A Units by the Company arising out of its interests in Ben Holdings, and such Allocated Payments may be allocated as determined by the Managing Member, acting on behalf of the Company, to Class A Units of the Company. In the event the Company pays or otherwise satisfies Allocated Payments from distributions received in respect of, or attributable to, the Class A Units from Ben Holdings, the amount of distributions owed by the Company to the Record Holders in respect of the applicable Class A Units of the Company (including any Class A Units of the Company that track the Ben Holdings Class A Units) shall be reduced by a pro rata amount per Class A Unit equivalent to such Allocated Payments, notwithstanding any other provision of this Agreement.

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1. Management.

(a) The Managing Member shall conduct, direct and manage all activities of the Company. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Company shall be exclusively vested in the Managing Member, and no Non-Managing Member shall have any management power over the business and affairs of the Company. In addition to the powers now or hereafter granted a managing member of a limited liability company under applicable law or that are granted to the Managing Member under any other provision of this Agreement, the Managing Member shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 2.6 and to effectuate the purposes set forth in Section 2.5, including without limitation the following:

(i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible or exchangeable into Company Securities or options, rights, warrants or appreciation rights relating to Company Securities, and the incurring of any other obligations;

(ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

(iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company or the merger or other combination of the Company with or into another Person;

(iv) the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Company Group, the lending of funds to other Persons; the repayment or guarantee of obligations of any Group Member or other Person and the making of capital contributions to any Group Member or other Person;

(v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company under contractual arrangements to all or particular assets of the Company, with the other party to the contract to have no recourse against the Managing Member or its assets other than its interest in the Company, even if same results in the terms of the transaction being less favorable to the Company than would otherwise be the case);

(vi) the declaration and payment of distributions of cash or other assets to Members;

(vii) the selection and dismissal of employees (including employees having such titles as the Managing Member may determine) and agents, outside attorneys, accountants, advisors, consultants and contractors and the determination of their compensation and other terms of employment or hiring and the creation and operation of employee benefit plans, employee programs and employee practices;

(viii) the maintenance of insurance for the benefit of the Company Group, the Members and Indemnitees;

(ix) the formation of, or acquisition or disposition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, limited liability companies, corporations or other entities or relationships (including the acquisition of interests in, and the contributions of property to, the Company’s Subsidiaries from time to time), subject to the restrictions set forth in Section 2.5;

(x) the control of any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expenses and the settlement of claims and litigation;

(xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Membership Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.7);

(xiii) the issuance, purchase, sale or other acquisition or disposition of Company Securities or options, rights, warrants or appreciation rights relating to Company Securities;

(xiv) the undertaking of any action in connection with the Company’s participation in the management of the Company Group through its directors, officers or employees or the Company’s direct or indirect ownership of the Group Members, including, without limitation, all things described in or contemplated by the Registration Statement and the agreements described in or filed as exhibits to the Registration Statement;

(xv) cause to be registered for resale under the Securities Act and applicable state or non-U.S. securities laws, any securities of, or any securities convertible or exchangeable into securities of, the Company held by any Person, including the Managing Member or any Affiliate of the Managing Member;

(xvi) the registration under the Securities Act and any other applicable securities laws of any offer, issuance, sale or resale of Membership Interests or other securities issued or to be issued by the Company (including any resale of Membership Interests or other securities by Members or other securityholders);

(xvii) the filing of a petition under any bankruptcy, insolvency or similar Law;

(xviii) the execution and delivery of agreements with Affiliates of the Managing Member to render services to, or receive services from, a Group Member; and

(xix) the undertaking of a conversion, merger or conveyance in accordance with Article XIV.

(b) In exercising its authority under this Agreement, the Managing Member may, but shall be under no obligation or duty to, take into account the tax consequences to any Member (including the Managing Member) of any action taken (or not taken) by it. The Managing Member and the Company shall not have any liability to a Member for monetary damages, equitable relief or otherwise for losses sustained, liabilities incurred or benefits not derived by such Member in connection with such decisions.

(c) Notwithstanding any other provision of this Agreement, the Delaware LLC Act or any applicable law, rule or regulation, each of the Members and each other Person who may acquire an interest in Company Securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the Ben Holdings LPA and the other agreements that may be described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement; (ii) agrees that the Company and the Managing Member (on its own behalf and/or on behalf of the Company) are authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement, in each case in such form and with such terms as it shall determine, without any further act, approval or vote of the Members or the other Persons who may acquire an interest in Company Securities; (iii) to the fullest extent permitted by law, approves the existence of the conflicts of interest described in or contemplated by the Registration Statement or other document provided to the Members and waives such conflicts of interest; and (iv) agrees that the execution, delivery or performance by the Managing Member, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement, shall not constitute a breach by the Managing Member of any duty that the Managing Member may owe the Company or the Non-Managing Members or any other Persons under this Agreement (or any other agreements) or of any duty existing at law, in equity or otherwise.

(d) Certificate of Formation. The Initial Member has caused the Certificate of Formation to be filed with the Secretary of State of the State of Delaware as required by the Delaware LLC Act, such filing being hereby confirmed, ratified and approved in all respects. The Managing Member is authorized to cause to be filed such other certificates or documents that the Managing Member determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company) in the State of Delaware or any other state in which the Company may elect to do business or own property. To the extent the Managing Member determines such action to be necessary or appropriate, the Managing Member is authorized to file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property.

(e) Officers. Without limiting the generality of the foregoing provisions of this Section 7.1, the Managing Member is authorized to appoint officers of the Company and to delegate to the officers’ responsibilities for the day-to-day business of the Company or as otherwise delegated or authorized by the Managing Member. Subject to the elimination or modification of duties (including fiduciary duties in Section 7.8), unless the Managing Member decides otherwise, if an officer’s title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authority and duties that are normally associated with that office, subject to any specific delegation or limitation of authority and duties made pursuant to this Section 7.1. The salaries or other compensation, if any, of officers and other employees and agents of the Company shall be determined by the Managing Member at any time. Any officer may resign as such or be removed by the Managing Member at any time. Such resignation or removal shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Managing Member. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Designation of an officer shall not of itself create any contract rights.

Section 7.2. Company Group Assets; Managing Member’s Authority.

(a) The Managing Member shall have the sole power and authority to effectuate the sale, lease, exchange or other disposition of any, all or substantially all of the assets of the Company Group (including, but not limited to, the exercise or grant of any conversion, option, privilege, subscription right or any other right available in connection with the assets of the Company Group), taken as a whole, in a single transaction or a series of related transactions without the approval of the holders of the Non-Managing Member Interests. Without the approval of holders of a majority of the voting power of Outstanding Non-Managing Member Interests, the Managing Member shall not, on behalf of the Company, except as permitted under Section 4.6, elect or cause the Company to elect a successor managing member of the Company. The Company shall not directly conduct any active businesses, operations or activities, and all active businesses, operations or activities of the Company Group shall be conducted through Ben Holdings by Group Members other than the Company, in each case consistent with the rights, including economic rights, provided to the holders of interests in Ben Holdings. Without the consent of the Managing Member, the Company shall not, and shall cause any Group Member not to, (i) form, create or otherwise acquire (or permit the formation, creation or acquisition of) any new or additional Group Members or (ii) amend or otherwise modify the operating documents of any Group Member in a manner that the Managing Member determines to be materially adverse to the holders of interests in such Group Members. Whenever the Company, on its own behalf or while acting as general partner of Ben Holdings, makes any determination relating to the Company, Ben Holdings or any Affiliate or Subsidiary thereof, regarding any charitable contributions or any other use or involvement of a charity in the business of the Company, Ben Holdings or any Affiliate or Subsidiary thereof, such determination on behalf of the Company shall be made by the Managing Member, and shall not be, and is not, delegated to any officer or agent of the Company, Ben Holdings or any Affiliate or Subsidiary thereof.

(b) In the event that the Managing Member determines the Company should seek relief pursuant to Section 7704(e) of the Code to preserve the status of the Company as a partnership for U.S. federal (and applicable U.S. state) income tax purposes, the Company and each Member shall agree to adjustments required by the U.S. tax authorities, and the Company shall pay such amounts as required by the U.S. tax authorities, to preserve the status of the Company as a partnership for U.S. federal (and applicable U.S. state) income tax purposes.

Section 7.3. Reimbursement of the Managing Member.

(a) Except as provided in this Section 7.3 and elsewhere in this Agreement, the Managing Member shall not be compensated for its services as general partner or managing member of any Group Member.

(b) The Company shall pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, the activities of the Company. The Company shall also bear and/or reimburse the Managing Member for (i) any costs, fees or expenses incurred by the Managing Member in connection with serving as the Managing Member and (ii) all other expenses allocable to the Company Group or otherwise incurred by the Managing Member in connection with operating the Company Group’s business (including expenses allocated to the Managing Member by its Affiliates). To the extent that the Managing Member determines that such expenses are related to the business and affairs of the Managing Member that are conducted through the Company Group (including expenses that relate to the business and affairs of the Company Group and that also relate to other activities of the Managing Member), the Managing Member may cause the Company to pay or bear all expenses of the Managing Member, including without limitation, costs of securities offerings not borne directly by Members, board of directors compensation and meeting costs, salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the Managing Member, to perform services for the Company Group or for the Managing Member, cost of periodic reports to Members, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes, provided that the Company shall not pay or bear any income tax obligations of the Managing Member. Reimbursements pursuant to this Section 7.3 shall be in addition to any reimbursement to the Managing Member as a result of indemnification pursuant to Section 7.6. Without limiting the foregoing, the directors, officers, employees and other agents of the Managing Member shall have the right to use the facilities and other resources of the Company as determined by the Managing Member, the Managing Member shall have no obligation to allocate any expense or other cost to the Managing Member or any other Person, and such use shall not constitute a breach by the Managing Member of any duty that the Managing Member may owe the Company or the Members or any other Persons under this Agreement (or any other agreements) or of any duty existing at law, in equity or otherwise.

Section 7.4. Outside Activities.

(a) Notwithstanding anything to the contrary in this Agreement, each Indemnitee shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty otherwise existing at law, in equity or otherwise to any Group Member or any Member, Record Holder or Person who acquires an interest in a Company Security. None of the Company, any Member or any other Person shall have any rights by virtue of this Agreement or the relationship established hereby in any business ventures of any Indemnitee.

(b) Notwithstanding anything to the contrary in this Agreement, (i) the engagement in competitive activities by any Indemnitees in accordance with the provisions of this Section 7.4 is hereby approved by the Company, all Members and all Persons acquiring an interest in a Company Security, (ii) it shall not be a breach of this Agreement (including any contractual standard of care set forth in Section 7.8 or elsewhere in this Agreement) or a breach of the Managing Member’s or any other Indemnitee’s duties or any other obligation of any type whatsoever of the Managing Member or any other Indemnitee if the Managing Member or any other Indemnitee engages in any such business interests or activities in preference to or to the exclusion of any Group Member or their respective Affiliates, (iii) the Managing Member and the Indemnitees shall have no obligation hereunder or as a result of any duty otherwise existing at law, in equity or otherwise or as a result of any contractual standard of care set forth in Section 7.8 or elsewhere in this Agreement to present business opportunities to any Group Member or their respective Affiliates, (iv) the doctrine of “corporate opportunity” or other analogous doctrine shall not apply to the Managing Member or any other Indemnitee and (v) the Indemnitees (including the Managing Member) shall not be liable to the Company, any Member, Record Holder or any other Person who acquires an interest in a Company Security by reason that such Indemnitee or Indemnitees (including the Managing Member) pursues or acquires a business opportunity for itself, directs such opportunity to another Person, does not communicate such opportunity or information to any Group Member or their respective Affiliates or uses information in the possession of a Group Member or their respective Affiliates to acquire or operate a business opportunity.

(c) The Managing Member and any of its Affiliates may acquire Membership Interests or other Company Securities or options, rights, warrants or appreciation rights relating to Company Securities, or any other securities issued by the Company or any other member of the Company Group, and, except as otherwise expressly provided in this Agreement, shall be entitled to exercise all rights of a Managing Member or Member, as applicable, relating to such Membership Interests or other Company Securities or options, rights, warrants or appreciation rights relating to Company Securities.

Section 7.5. Loans from the Managing Member; Loans or Contributions from the Company; Contracts with the Managing Member and its Affiliates.

(a) The Managing Member or any of its Affiliates may, but shall be under no obligation to, lend to any Group Member, and any Group Member may borrow from the Managing Member or any of its Affiliates, funds needed or desired by the Group Member on terms to which the Managing Member agrees in good faith.

(b) Any Group Member (including the Company) may lend or contribute to any other Group Member, and any Group Member may borrow from any other Group Member (including the Company), funds on terms and conditions determined by the Managing Member. The foregoing authority shall not create any right or benefit in favor of any Group Member or any other Person.

(c) The Managing Member may itself, or may enter into an agreement with any of its Affiliates to, render services to a Group Member or to the Managing Member in the discharge of its duties as managing member of the Company on terms to which the Managing Member agrees to in good faith. The Managing Member intends to engage Affiliates to render services to Group Members and the Managing Member on terms determined by the Managing Member in good faith and such transactions shall not constitute a breach of this Agreement or any other agreement contemplated hereby or otherwise applicable provision of law or in equity.

(d) The Company may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant on terms to which the Managing Member agrees in good faith.

(e) The Managing Member or any of its Affiliates may sell, transfer or convey any property to, or purchase any property from, the Company, directly or indirectly, on terms to which the Managing Member agrees in good faith.

(f) Each of Beneficient Management Partners, L.P. and Beneficient Holdings, Inc. will be entitled to a profit participation in Ben Holdings, which profit participation will reduce profits to which the Company would otherwise be entitled, and such profit participation may be reinvested, directly or indirectly in the Company (or other members of the Company Group) and convertible into securities of Beneficient or any Group Member, in each case as provided in the Ben Holdings LPA and the Exchange Agreement.

Section 7.6. Indemnification.

(a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Section 7.6, all Indemnitees shall be indemnified and held harmless by the Company on an after tax basis from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee whether arising from acts or omissions to act occurring on, before or after the date of this

Agreement; provided that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.6, the Indemnitee acted or omitted from acting in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful; provided, however, that an Indemnitee, when acting or omitting from acting in such Person’s sole discretion as permitted by this Agreement shall not be deemed to have acted or omitted to act in bad faith solely by reason of having acted or omitted from acting in its sole discretion. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.6(j), the Company shall be required to indemnify a Person described in such sentence in connection with any claim, demand, action, suit or proceeding (or part thereof) commenced by such Person only if (x) the commencement of such claim, demand, action, suit or proceeding (or part thereof) by such Person was authorized by the Managing Member or (y) there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such Person was entitled to indemnification by the Company pursuant to Section 7.6(j). The indemnification of an Indemnitee of the type identified in clause (g) of the definition of Indemnitee shall be secondary to any and all indemnification to which such person is entitled from the relevant other Person and will only be paid to the extent the primary indemnification is not paid and the proviso set forth in the first sentence of this Section 7.6(a) does not apply; provided that such other Person shall not be entitled to contribution or indemnification from or subrogation against the Company, unless otherwise mandated by applicable law. If, notwithstanding the foregoing sentence, the Company makes an indemnification payment or advances expenses to such an Indemnitee entitled to primary indemnification, the Company shall be subrogated to the rights of such Indemnitee against the Person or Persons responsible for the primary indemnification.

(b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.6(a) in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a final and non-appealable determination that the Indemnitee is not entitled to be indemnified upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it ultimately shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.6. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.6(j), the Company shall be required to indemnify a Person described in such sentence in connection with any claim, demand, action, suit or proceeding (or part thereof) commenced by such Person only if (x) the commencement of such claim, demand, action, suit or proceeding (or part thereof) by such Person was authorized by the Managing Member or (y) there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such Person was entitled to indemnification by the Company pursuant to Section 7.6(j).

(c) The indemnification provided by this Section 7.6 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, insurance, pursuant to any vote of the holders of Outstanding Membership Interests entitled to vote on such matter, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(d) The Company may purchase and maintain (or reimburse the Managing Member or its Affiliates for the cost of) insurance, on behalf of the Managing Member, its Affiliates, the other Indemnitees and such other Persons as the Managing Member shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Company Group’s activities or such Person’s activities on behalf of the Company Group regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 7.6, (i) the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.6(a); and (iii) any action taken or omitted by an Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Company.

(f) Any indemnification pursuant to this Section 7.6 shall be made only out of the assets of the Company. The Managing Member shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification. Except as required by Section 18-607 and Section 18-804 of the Delaware LLC Act, in no event may an Indemnitee subject the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 7.6 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) No amendment, modification or repeal of this Section 7.6 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(j) If a claim for indemnification (following the final disposition of the action, suit or proceeding for which indemnification is being sought) or advancement of expenses under this Section 7.6 is not paid in full within thirty (30) days after a written claim therefor by any Indemnitee has been received by the Company, such Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim, including reasonable attorneys’ fees. In any such action the Company shall have the burden of proving that such Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

(k) This Section 7.6 shall not limit the right of the Company, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, Persons other than Indemnitees.

(l) Notwithstanding anything to the contrary set forth in this Section 7.6, any indemnification or advancement obligation of the Company under this Agreement shall only be satisfied to the extent that the Company will remain solvent, as determined by the Managing Member, after payment of such obligations, and thereafter any such obligation shall terminate.

Section 7.7. Liability of Indemnitees.

(a) Notwithstanding anything to the contrary set forth in this Agreement, under the Delaware LLC Act or any other law, rule or regulation or at equity, no Indemnitee shall be liable to the Company, the Members or any other Persons who have acquired interests in the Company Securities or are bound by this Agreement, for any losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a result of any act or omission of an Indemnitee, or for any breach of contract (including breach of this Agreement) or any breach of duties (including breach of fiduciary duties, if any) whether arising hereunder, at law, in equity or otherwise, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question the Indemnitee acted or omitted from acting in bad faith or engaged in fraud or willful misconduct, or, with respect to any criminal conduct, with the knowledge that its conduct was unlawful; provided, however, that an Indemnitee, when acting or omitting from acting in such Person’s sole discretion as permitted by this Agreement shall not be deemed to have acted or omitted from acting in bad faith solely by reason of having acted or omitted from acting in its sole discretion. The Company, the Members, the Record Holders and any other Person who acquires an interest in a Company Security, each on their own behalf and on behalf of the Company, waives, to the fullest extent permitted by law, any and all rights to seek punitive damages or damages based upon any Federal, State or other income (or similar) taxes paid or payable by any such Member, Record Holder or other Person.

(b) The Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its officers and agents, and the Managing Member shall not be responsible for any misconduct, negligence or wrongdoing on the part of any such officer or agent appointed by the Managing Member in good faith.

(c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Company, the Members, the Record Holders or any Person who acquires an interest in a Company Security, any Indemnitee acting in connection with the Company’s business or affairs shall not be liable, to the fullest extent permitted by law, to the Company, to any Member, to any Record Holder or to any other Person who acquires an interest in a Company Security for such Indemnitee’s reliance on the provisions of this Agreement.

(d) Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, and provided such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.

Section 7.8. Modification of Duties; Standards of Conduct; Resolution of Conflicts of Interest.

(a) Notwithstanding any other provision of this Agreement, to the extent that, at law or in equity, the Managing Member or any other Indemnitee would have duties (including fiduciary duties) to the Company, to another Member, to any Person who acquires an interest in a Membership Interest or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by law, and replaced by the duties expressly set forth herein. Such elimination of duties (including fiduciary duties) is approved by the Company, each of the Members, each other Person who acquires an interest in a Membership Interest and each other Person bound by this Agreement. Whenever in this Agreement or any other agreement contemplated hereby one or more Indemnitees or other Persons are permitted to or required to make (or omit to make) a decision in their “sole discretion”, in making or omitting to make such decision, such Person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, the Members, or any other Person (including any creditor of the Company), and shall not be subject to any other or different standards imposed by this Agreement or otherwise existing at law, in equity or otherwise. Notwithstanding the immediately preceding sentence, whenever in this Agreement or any other agreement contemplated hereby the Managing Member, or one or more of the Indemnitees or other Persons are permitted or required to make (or omit from making or taking) a decision or action: (i) in “good faith” or (ii) pursuant to any provision not subject to an express standard of “sole discretion” (regardless of whether there is a reference to good faith), then the Managing Member and the other Indemnitee(s) or such other Person(s) shall act or omit from acting in “good faith” and shall not be subject to any other or different standard under this Agreement or otherwise existing at law, in equity or otherwise and any decision or action made or taken or omitted to be made or taken in good faith shall not be a breach of this Agreement or any other agreement contemplated hereby or otherwise applicable provision of law or in equity. The foregoing standards provided for in this Agreement are the sole and exclusive standards governing any such determinations, actions and omissions of the Managing Member or other Indemnitees, and no such Person shall be subject to any fiduciary duty or other duty or obligation, or any other, different or higher standard (all of which duties, obligations and standards are hereby waived and disclaimed) under this Agreement or any other agreement contemplated hereby, or under the Delaware LLC Act or any other law, rule or regulation or at equity. For all purposes of this Agreement (including Section 7.5) and notwithstanding any applicable provision of law or in equity, a determination or other action or failure to act by one or more Indemnitees or other Persons conclusively will be deemed to be made, taken or omitted to be made or taken in “good faith” (i) unless the Indemnitee(s) or such other Person(s) (excluding the Managing Member), as applicable, subjectively believed such determination, action or failure to act was adverse to the interests of the

Company or (ii) with respect to the Managing Member, such determination, action or failure to act was approved by a majority of the Board of Directors or a committee thereof, and such Persons subjectively believed such determination, action or failure to act was not adverse to the interests of the Company. In any proceeding brought by or on behalf of the Company, any Member, any Record Holder, any other Person who acquires an interest in a Company Security or any other Person who is bound by this Agreement challenging an action, determination or failure to act, notwithstanding any provision of law or equity to the contrary, the Person bringing or prosecuting such proceeding shall have the burden of proving that such determination, action or failure to act did not satisfy the applicable standard of conduct, if any, pursuant to this Agreement. To the fullest extent permitted by law, any action or determination taken or made by one or more Indemnitees or other Persons which is not in breach of this Agreement shall be deemed taken or determined in compliance with this Agreement, the Delaware LLC Act and any other applicable fiduciary requirements.

(b) Whenever the Managing Member, acting in its capacity as the managing member of the Company, or any Affiliate or any Associate of the Managing Member makes a determination or takes or omits to take any action in such capacity, whether or not under this Agreement or any other agreement or circumstance contemplated hereby or otherwise, then, unless a lesser standard is provided for under this Agreement, the Managing Member, or such Affiliates or Associates causing it to do so, shall make such determination or take or fail to take any action in its good faith.

(c) Whenever the Managing Member, not acting in its capacity as the managing member of the Company, or any Affiliate or Associate of the Managing Member makes a determination or takes or omits to take action in such capacity, whether or not under this Agreement or any other agreement or circumstance contemplated hereby or otherwise, then, to the fullest extent permitted by law, the Managing Member, or such Affiliates or Associates causing it to do so, shall make such determination or take or fail to take any action free of any fiduciary duty or duty of good faith or other duty or obligation existing at law, at equity or otherwise whatsoever to the Company, any Member, any Record Holder, any other Person who acquires an interest in the Company or any other Person who is bound by this Agreement, and the Managing Member, or such Affiliates or Associates causing it to do so, shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any fiduciary or other duty or standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware LLC Act or any other law, rule or regulation or at equity.

(d) For purposes of Section 7.8(b) and Section 7.8(c) of this Agreement, “acting in its capacity as the managing member of the Company” means and is solely limited to, the Managing Member exercising its authority as a managing member under this Agreement, other than when it is “acting in its individual capacity.” For purposes of this Agreement, “acting in its individual capacity” means: (i) any action by the Managing Member or its Affiliates other than through the exercise of the Managing Member of its authority as a managing member under this Agreement; and (ii) any action or inaction by the Managing Member by the exercise (or failure to exercise) of its rights, powers or authority under this Agreement that are modified by : (A) the phrase “at the option of the Managing Member,” (B) the phrase “in its sole discretion” or “in its discretion” or (iii) some variation of the phrases set forth in clauses (i) and (ii). For the avoidance of doubt, whenever the Managing Member votes, acquires Membership Interests or transfers its Membership Interests, or refrains from voting or transferring its Membership Interests, it shall be deemed to be “acting in its individual capacity.”

(e) Unless a lesser standard is provided in this Agreement, whenever a potential conflict of interest exists or arises between the Managing Member or any of its Affiliates or Associates, on the one hand, and the Company, any Group Member, any Member, any other Person who acquires an interest in a Company Security or any other Person who is bound by this Agreement, on the other, any resolution or course of action by the Managing Member or its Affiliates or Associates in respect of such conflict of interest shall conclusively be deemed approved by the Company, all of the Members, each Person who acquires an interest in a Company Security and any other Person bound hereby and shall not constitute a breach of this Agreement or any agreement contemplated herein, or of any duty (including any fiduciary duty) existing at law, in equity or otherwise or obligation whatsoever if the resolution or course of action in respect of such conflict of interest is approved by the Managing Member in good faith. The Managing Member shall be authorized in connection with its resolution of any conflict of interest to consider such factors as it determines to be relevant, reasonable or appropriate under the circumstances. Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or equity, the existence of the conflicts of interests described in the Registration Statement are hereby approved by all Members and shall not constitute a breach of this Agreement or any such duty.

(f) Notwithstanding anything to the contrary in this Agreement, the Managing Member and its Affiliates shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Company Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the Managing Member and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the Managing Member or any of its Affiliates to enter into such contracts shall be made in good faith.

(g) The Non-Managing Members, any other Person who acquires an interest in a Membership Interest and any other Person bound by this Agreement hereby authorize the Managing Member, on behalf of the Company as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the Managing Member pursuant to this Section 7.8.

(h) The Non-Managing Members, any other Person who acquires an interest in a Membership Interest and any other Person bound by this Agreement expressly acknowledge that the Managing Member is under no obligation to consider the separate interests of such Person (including, without limitation, the tax consequences to such Person) in deciding whether to cause the Company to take (or decline to take) any actions, and that the Managing Member shall not be liable to the Members, any other Person who acquires an interest in a Membership Interest and any other Person bound by this Agreement for monetary damages or equitable relief for losses sustained, liabilities incurred or benefits not derived by Members in connection with such decisions.

(i) Notwithstanding any other provision of this Agreement, to the extent that any provision of this Agreement, including the provisions of this Section 7.8, (i) restricts or otherwise modifies or eliminates the duties (including fiduciary duties), obligations and liabilities of the Managing Member, any Member or any other Indemnitee otherwise existing at law or in equity or (ii) constitutes a waiver or consent by the Company, the Members or any other Person who acquires an interest in a Company Security to any such restriction, modification or elimination, such provision shall be deemed to have been approved by the Company, all of the Members, and each other Person who has acquired an interest in a Company Security.

Section 7.9. Other Matters Concerning the Managing Member.

(a) The Managing Member and any other Indemnitee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) The Managing Member and any Indemnitee may rely upon the records of the Company and upon any information, report, statement, advice or opinion presented by another managing member of the Company, an officer or employee of the Company or the Managing Member, committees of the Company or the Managing Member, Members, or by any other Person as to matters the Managing Member or any Indemnitee reasonably believes are within such other Person’s professional or expert competence, including, legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in good faith reliance upon any information, report, statement, advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the Managing Member or such Indemnitee believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such information, report, statement, advice or opinion.

(c) The Managing Member shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers or any duly appointed attorney or attorneys-in-fact. Each such officer or attorney shall, to the extent provided by the Managing Member, have full power and authority to do and perform each and every act and duty that is permitted or required to be done by the Managing Member hereunder. Notwithstanding anything set forth herein or in any previous delegation to an officer or agent of the Managing Member or the Company, all powers granted to the Managing Member under this Agreement are hereby specifically delegated to and retained by the Managing Member and shall not be, and are not, delegated to any officer or agent of the Company, any Group Member, or any Affiliate or Subsidiary thereof.

Section 7.10. Purchase or Sale of Company Securities. The Managing Member may cause the Company or any other Group Member to purchase or otherwise acquire Company Securities or options, rights, warrants or appreciation rights relating to Company Securities. As long as Company Securities or options, rights, warrants or appreciation rights relating to Company Securities are held by any Group Member, such Company Securities or options, rights, warrants or appreciation rights relating to Company Securities shall not be considered Outstanding for any purpose, except as otherwise provided herein. Notwithstanding anything to the contrary in this Agreement or the Delaware LLC Act, (i) any Company Securities or options, rights, warrants or appreciation rights relating to Company Securities acquired by the Company shall not be canceled and shall be held in treasury until such time as any or all of such Membership Interests are canceled by the Managing Member, and (ii) for all purposes of this Agreement, Company Securities or options, rights, warrants or appreciation rights relating to Company Securities held in treasury (A) shall not be considered to be Outstanding, (B) shall have a Percentage Interest equal to 0%, (C) shall be reissuable by the Company, (D) shall not be allocated Net Income (Loss) pursuant to any provision of this Agreement; (E) shall not be entitled to distributions in accordance with any provision of this Agreement, and (F) the holders thereof, in their capacities as such, shall not be entitled to vote nor to be counted for quorum purposes.

Section 7.11. Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Managing Member and any officer of the Company or of the Managing Member purporting to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Managing Member or any such officer as if it were the Company’s sole party in interest, both legally and beneficially. To the fullest extent permitted by law, the Company, each Non-Managing Member and each other Person who has acquired an interest in a Company Security hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Managing Member or any such officer in connection with any such dealing. In no event shall any Person dealing with the Managing Member or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Managing Member or any such officer. Each and every certificate, document or other instrument executed on behalf of the Company by the Managing Member or any such officer shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Managing Member or any such officer executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

ARTICLE VIII

BOOKS, RECORDS AND ACCOUNTING

Section 8.1. Records and Accounting. The Managing Member shall keep or cause to be kept at the principal office of the Company or any other place designated by the Managing Member appropriate books and records with respect to the Company’s business, including all books and records necessary to provide to the Members any information required to be provided pursuant to this Agreement. Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Record Holders of Membership Interests or other Company Securities or options, rights, warrants or appreciation rights relating to Company Securities, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP. Section 18-305(a) of the Delaware LLC Act shall not apply to the Company and no Non-Managing Member shall have any rights thereunder.

Section 8.2. Fiscal Year. The fiscal year of the Company (each, a “Fiscal Year”) shall be the twelve-month period ending March 31. The Managing Member may change the Fiscal Year of the Company at any time and from time to time in each case as may be required or permitted under the Code or applicable United States Treasury Regulations and shall notify the Members of such change in the next regular communication to the Members.

ARTICLE IX

TAX MATTERS

Section 9.1. Tax Returns and Information. As soon as reasonably practicable after the end of each Fiscal Year (which each of the Members and each other Person who acquires an interest in a Company Security hereby acknowledges and agrees may be later than the otherwise applicable due date of the tax return of such Member or other Person), the Company shall send to each Member a copy of tax documentation required to be delivered to each such Member under applicable law with respect to such Fiscal Year. The Company also shall provide the Members with such other information as may be reasonably required in the discretion of the Managing Member for purposes of allowing the Members to prepare and file their own U.S. federal, state and local tax returns. Each Member shall be required to report for all tax purposes consistently with such information provided by the Company. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for U.S. federal income tax purposes.

Section 9.2. Tax Elections. The Managing Member shall determine whether to make, refrain from making or revoke any and all elections permitted by the tax laws of the United States, the several states and other relevant jurisdictions.

Section 9.3. Tax Controversies.

Subject to the provisions hereof, if the Company has more than one Member under the Code, then the Managing Member is designated as the Tax Matters Partner (as defined in the Code) and the “partnership representative” of the Company for any tax period subject to the provisions of Section 6223 of the Code, as amended by the Partnership Tax Audit Rules, as well as for purposes of any state, local, or non-U.S. tax law (in either capacity, the “Tax Matters Partner”). The Tax Matters Partner shall appoint an individual as a designated individual to the extent required under the Partnership Tax Audit Rules. The Tax Matters Partner (and designated individual, as applicable) may resign at such time permitted under the Partnership Tax Audit Rules. In the event of the resignation of the Tax Matters Partner, the Managing Member shall appoint a new Tax Matters Partner, and in the event of the resignation of the designated individual, the Tax Matters Partner shall appoint a new designated individual. The Tax Matters Partner is authorized to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith, and otherwise exercise the rights and powers of a partnership representative under the Partnership Tax Audit Rules, subject to this Section 9.3. Each Member agrees to cooperate with the Managing Member and to do or refrain from doing any or all things required by the Managing Member to conduct such proceedings.

In respect of tax years in which the Partnership Tax Audit Rules are in effect and applicable to the Company, the Members acknowledge and agree that it is the intention of the Members to minimize any obligations of the Company to pay taxes and interest in connection with any audit of the Company, including, by means of any available elections under Section 6226 of the Code and/or the Members filing amended returns under Section 6225(c)(2) of the Code, in each case as provided by the Partnership Tax Audit Rules. The Members agree to cooperate in good faith, including without limitation by timely providing information reasonably requested by the Tax Matters Partner and making elections and filing amended returns reasonably requested by the Tax Matters Partner, and the Tax Matters Partner shall make such elections as it determines in its discretion, to give effect to the preceding sentence. The Company shall make any payments it may be required to make under the Partnership Tax Audit Rules and, in the Tax Matters Partner’s reasonable discretion, allocate any such payment among the current or former Members of the Company for the “reviewed year” to which the payment relates in a manner that reflects the current or former Members’ respective interests in the Company for such “reviewed year” and any other factors taken into account in determining the amount of the payment (with the intent of apportioning the payment in the same manner as if the Company had made the election under Section 6226 of the Code and the payment had been assessed directly against such Member). To the extent payments are made by the Company on behalf of or with respect to a current Member in accordance with this Section 9.3, such amounts shall, at the election of the Tax Matters Partner, (i) be applied to and reduce the next distribution(s) otherwise payable to such Member under this Agreement or (ii) be paid by the Member to the Company within thirty (30) days of written notice from the Tax Matters Partner requesting the payment. In addition, if any such payment is made on behalf of or with respect to a former Member, that Member shall pay over to the Company an amount equal to the amount of such payment made on behalf of or with respect to it within thirty (30) days of written notice from the Tax Matters Partner requesting the payment. The provisions contained in this Section 9.3 shall survive the dissolution of the Company and the withdrawal of any Member or the Transfer of any Member’s interest in the Company.

Section 9.4. Withholding. Notwithstanding any other provision of this Agreement, the Managing Member is authorized to take any action that may be required or be necessary or appropriate to cause the Company or any other Group Member to comply with any withholding requirements established under the Code or any other U.S. federal, state, local or non-U.S. law including pursuant to Sections 1441, 1442, 1445, 1446 and 3406 of the Code. To the extent that the Company is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Member (including by reason of Section 1446 of the Code), the Managing Member shall treat the amount withheld as a distribution of cash pursuant to Section 6.1 in the amount of such withholding from such Member.

Section 9.5. Tax Status. Notwithstanding anything to the contrary contained herein, following such time as the Company has more than one Member under the Code, the Managing Member will cause the Company to (a) undertake all necessary steps to preserve the Company’s status as a partnership for U.S. federal tax purposes and (b) not undertake any activity or make any investment or fail to take any action that will (i) cause the Company to earn or to be allocated income other than qualifying income as defined in Section 7704(d) of the Code, except to the extent permitted under Section 7704(c)(2) of the Code, or (ii) jeopardize its status as a partnership for U.S. federal income tax purposes; provided, however, that if the Managing Member determines that it is no longer in the interests of the Company to continue as a partnership for U.S. federal income tax purposes, the Managing Member may (A) elect to treat the Company as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes or may effect such change by merger or conversion or otherwise under applicable law and (B) make any changes to this Agreement that are necessary to implement the foregoing clause (A).

ARTICLE X

ADMISSION OF MEMBERS

Section 10.1. Admission of Additional Members.

(a) By acceptance of the transfer of any Membership Interests in accordance with this Section 10.1 or the issuance of any Membership Interests in accordance herewith (including in a merger, consolidation or other business combination pursuant to Article XIV), and except as provided in Section 4.8, each transferee or other recipient of a Membership Interest (including any nominee holder or an agent or representative acquiring such Membership Interests for the account of another Person) (i) shall be admitted to the Company as a Member with respect to the Membership Interests so transferred or issued to such Person when any such transfer or issuance is reflected in the books and records of the Company, with or without execution of this Agreement, (ii) shall become bound by the terms of, and shall be deemed to have agreed to be bound by, this Agreement, (iii) shall become the Record Holder of the Membership Interests so transferred or issued, (iv) represents that the transferee or other recipient has the capacity, power and authority to enter into this Agreement, (v) grants the powers of attorney set forth in this Agreement and (vi) makes the consents, acknowledgments and waivers contained in this Agreement. The transfer of any Membership Interests and/or the admission of any new Member shall not constitute an amendment to this Agreement. A Person may become a Record Holder without the consent or approval of any of the Members. A Person may not become a Member without acquiring a Membership Interest. The rights and obligations of a Person who is a Non-citizen Assignee shall be determined in accordance with Section 4.8.

(b) The name and mailing address of each Record Holder shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The Managing Member shall update the books and records of the Company from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable). A Membership Interest may be represented by a Certificate, as provided in Section 4.1.

(c) Any transfer of a Membership Interest shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Member pursuant to this Section 10.1.

(d) Except as otherwise provided in the Delaware LLC Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

(e) Except to the extent expressly provided in this Agreement (including any Interest Designation), (i) no Member shall be entitled to the withdrawal or return of any capital contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution of the Company may be considered as such by Law and then only to the extent provided for in this Agreement; (ii) no Member shall have priority over any other Member either as to the return of any capital contributions or as to distributions; (iii) no interest shall be paid by the Company on any capital contributions; and (iv) no Non-Managing Member, in its capacity as such, shall participate in the operation, management or control of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company by reason of being a Non-Managing Member.

Section 10.2. Admission of Successor Managing Member.

(a) A transferee of or successor to all of the Managing Member Interest pursuant to Section 4.6 who is proposed to be admitted as a successor Managing Member shall be admitted to the Company as the Managing Member effective immediately prior to the transfer of such Managing Member’s Managing Member Interest (represented by Managing Member Membership Interest) pursuant to Section 4.6; provided however, that no such successor managing member shall be admitted to the Company in accordance with Section 4.6 of this Agreement until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission.

Any such successor or additional managing member, as the case may be, is hereby authorized to and shall, subject to the terms hereof, carry on the business of the Company without dissolution.

ARTICLE XI

WITHDRAWAL OR REMOVAL OF MEMBERS

Section 11.1. Member Withdrawal. No Member shall have the power or right to withdraw or otherwise resign from the Company prior to the dissolution and winding up of the Company, except pursuant to a transfer in accordance with the applicable provisions of Article IV. When a transferee of a Member’s Membership Interest becomes a Record Holder of the Membership Interest so transferred, such transferring Member shall cease to be a Member with respect to the Membership Interest so transferred. A Member shall not cease to be a Member as a result of the bankruptcy of such Member or as a result of any other events specified in Section 18-304 of the Delaware LLC Act.

Section 11.2. No Removal of the Managing Member. The Non-Managing Members shall have no right to remove or expel, with or without cause, the Managing Member.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

Section 12.1. Dissolution. The Company shall not be dissolved by the admission of additional Non-Managing Members or by the admission of a successor Managing Member in accordance with the terms of this Agreement. The Company shall dissolve, and its affairs shall be wound up, upon:

(a) an election to dissolve the Company by the Managing Member;

(b) the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware LLC Act; or

(c) at any time there are no Members, unless the Company is continued without dissolution in accordance with the Delaware LLC Act.

Section 12.2. Liquidator. Upon dissolution of the Company in accordance with the provisions of this Article XII, the Managing Member shall act, or select one or more Persons to act as Liquidator. If the Managing Member is acting as Liquidator, it shall not be entitled to receive any additional compensation for acting in such capacity. If a Person other than the Managing Member acts as Liquidator, such Liquidator (1) shall be entitled to receive such compensation for its services as may be approved by the Managing Member, (2) shall agree not to resign at any time without 15 days’ prior notice to the Members and (3) may be removed at any time, with or without cause, by notice of removal approved by the Managing Member. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by the Managing Member. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Managing Member under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.2) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

Section 12.3. Liquidation. The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the Members, subject to Section 18-804 of the Delaware LLC Act and the following:

(a) Disposition of Assets. The assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree. If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of Section 12.3(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate distributions of cash (to the extent any cash is available) must be made to the other Members. The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Company’s assets would be impractical or would cause undue loss to the Members. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members.

(b) Discharge of Liabilities. Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.2) and amounts to Members otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment.

(c) Liquidation Distributions. Upon dissolution, the Company shall not be terminated and shall continue until the winding up of the affairs of the Company is completed. Upon the winding up of the Company, the Managing Member or the Liquidator shall take full account of the assets and liabilities of the Company and shall, unless the Managing Member determines otherwise, liquidate the assets of the Company as promptly as is consistent with obtaining the fair value thereof. Then, the proceeds of any liquidation or, in the case of any Company Sale, the Sale Proceeds shall be applied and distributed in the following order:

(i) first, other than in the case of a Company Sale, to the satisfaction of debts and liabilities of the Company (including satisfaction of all indebtedness to Members and/or their Affiliates to the extent otherwise permitted by law) including the expenses of liquidation, and including the establishment of any reserve which the Liquidator shall deem reasonably necessary for any contingent, conditional or unmatured liabilities or obligations of the Company (“Contingencies”). Any such reserve may be paid over by the Liquidation Agent to any attorney-at-law, or acceptable party, as escrow agent, to be held for disbursement in payment of any Contingencies and, at the expiration of such period as shall be deemed advisable by the Liquidation Agent for distribution of the balance in the manner hereinafter provided in this Section 12.3; and

(ii) second, the remaining proceeds, if any (the “Liquidating Proceeds”), shall be distributed to the Members in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.3(c)) for the taxable period of the Company during which the liquidation of the Company occurs (with such date of occurrence being determined pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable period (or, if later, within 90 days after said date of such occurrence).

Section 12.4. Cancellation of Certificate of Formation. Upon the completion of the distribution of Company cash and other property as provided in Section 12.3 in connection with the liquidation of the Company, the Certificate of Formation shall be cancelled in accordance with the Delaware LLC Act and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

Section 12.5. Return of Contributions. The Managing Member shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of the Members or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

Section 12.6. Waiver of Partition. To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company property.

Section 12.7. Capital Account Restoration. No Member shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Company or otherwise.

ARTICLE XIII

AMENDMENT OF AGREEMENT; MEETINGS; RECORD DATE

Section 13.1. Amendments. This Agreement may be amended, supplemented, waived or modified by the written consent of the Managing Member in its sole discretion without the approval of any other Member or other Person; provided that except as otherwise provided herein, no amendment to this Agreement may:

(a) modify the limited liability of any Member or enlarge the obligations of any Member without the consent of such Member, unless such enlargement of obligations may be deemed to have occurred as a result of an amendment approved pursuant to Section 13.1(b); or.

(b) have a material adverse effect on the rights or preferences of any class of Membership Interests in a disproportionate manner in relation to other classes of Membership Interests without the approval of the holders of a majority of the voting power of the Outstanding Membership Interests of the class affected.

Section 13.2. Amendment Procedures. Except as provided in Sections 5.3, Section 13.3, Section 14.5 and any subsequently adopted Interest Designations, all amendments to this Agreement shall be made in accordance with the requirements of this Section 13.2. Amendments to this Agreement may be proposed only by the Managing Member. A proposed amendment pursuant to this Section 13.2 shall be effective upon its approval by the Managing Member and, to the extent the approval of any Members is required pursuant to Section 13.1, upon the receipt of such necessary approval. If such an amendment is proposed and the approval of any Members is required, the Managing Member shall seek the written approval of the requisite percentage of the voting power of Outstanding Membership Interest from which such approval is required or call a meeting of the Members to consider and vote on such proposed amendment, in each case in accordance with the other provisions of this Article XIII. The Managing Member shall notify all Record Holders upon final adoption of any such proposed amendments.

Section 13.3. Amendment Requirements(a) . Notwithstanding the provisions of Sections 13.1 and 13.2, no provision of this Agreement that requires the vote or consent of Members holding, or holders of, a percentage of the voting power of Outstanding Membership Interests (including Non-Managing Member Interests owned by the Managing Member and its Affiliates) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of Members or holders of Outstanding Membership Interests whose aggregate Outstanding Membership Interests constitute not less than the voting or consent requirement sought to be reduced.

Section 13.4. Meetings. All acts of Members to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Members may only be called by the Managing Member. Within 60 days after the date upon which the Managing Member calls such meeting or within such greater time as may be reasonably necessary for the Company to comply with any statutes, rules, regulations, listing, agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the Managing Member shall send a notice of the meeting to the Non-Managing Members either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the Managing Member on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting.

Section 13.5. Notice of a Meeting. Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Membership Interests for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 15.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

Section 13.6. Record Date. For purposes of determining the Members entitled to notice of or to vote at a meeting of the Members or to give approvals without a meeting as provided in Section 13.11 the Managing Member may set a Record Date, which shall not be less than 10 days nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Membership Interests are listed for trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Members are requested in writing by the Managing Member to give such approvals (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Membership Interests are listed for trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern). If the Managing Member does not set a Record Date, then (a) the Record Date for determining the Members entitled to notice of or to vote at a meeting of the Members shall be the close of business on the Business Day immediately preceding the day on which notice is given, and (b) the Record Date for determining the Members entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Company in care of the Managing Member in accordance with Section 13.11.

Section 13.7. Postponement and Adjournment. Prior to the date upon which any meeting of Members is to be held, the Managing Member may postpone such meeting one or more times for any reason by giving notice to each Member entitled to vote at the meeting so postponed of the place, date and hour at which such meeting would be held. Such notice shall be given not fewer than two days before the date of such meeting and otherwise in accordance with this Article XIII. When a meeting is postponed, a new Record Date need not be fixed unless such postponement shall be for more than 45 days. Any meeting of Members may be adjourned by the Managing Member one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval. No Member vote shall be required for any adjournment. A meeting of Members may be adjourned by the Managing Member as to one or more proposals regardless of whether action has been taken on other matters. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

Section 13.8. Waiver of Notice; Approval of Meeting; Approval of Minutes. The transactions of any meeting of Members, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy. Attendance of a Member at a meeting shall constitute a waiver of notice of the meeting, except (i) when the Member attends the meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business at such meeting because the meeting is not lawfully called or convened, and takes no other action, and (ii) that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

Section 13.9. Quorum and Voting.

(a) The Non-Managing Members holding a majority of the voting power of the Outstanding Non-Managing Member Interests of the class or classes for which a meeting has been called (including Non-Managing Member Interests deemed owned by the Managing Member) represented in person or by proxy shall constitute a quorum at a meeting of Non-Managing Members of such class or classes unless any such action by the Non-Managing Members requires approval by Non-Managing Members holding a greater percentage of the voting power of such Non-Managing Member Interests, in which case the quorum shall be such greater percentage. At any meeting of the Non-Managing Members duly called and held in accordance with this Agreement at which a quorum is present, the act of Non-Managing Members holding a majority of the Percentage Interests of the Non-Managing Members (or the class or series for which such action is required) shall be deemed to constitute the act of all Non-Managing Members (or class or series thereof), unless a greater or different percentage is required with respect to such action under this Agreement, in which case the act of the Non-Managing Members (or class of series thereof) holding Outstanding Non-Managing Member Interests that in the aggregate represent at least such greater or lesser percentage of the voting power shall be required. The Non-Managing Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Non-Managing Members to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of the voting power of Outstanding Non-Managing Member Interests specified in this Agreement (including Outstanding Non-Managing Member Interests deemed owned by the Managing Member). In the absence of a quorum any meeting of Non-Managing Members may be adjourned from time to time by the affirmative vote of Non-Managing Members holding at least a majority of the voting power of the Outstanding Non-Managing Member Interests present and entitled to vote at such meeting (including Outstanding Non-Managing Member Interests deemed owned by the Managing Member) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.

(b) Notwithstanding any provision of this Agreement, to the fullest extent permitted by law, in connection with any vote of a specified percentage of the voting power of the Non-Managing Member Interests requested by the Managing Member or required by this Agreement, a Non-Managing Member that does not cast a vote at a meeting of Non-Managing Members will be treated as non-voting interests for purposes of such matter and, as a result, the Non-Managing Member Interests held by such Person will not be included in either the numerator or denominator for determining if the requisite approval was obtained.

Section 13.10. Conduct of a Meeting. The Managing Member shall have full power and authority concerning the manner of conducting any meeting of the Members or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Managing Member shall designate a Person to serve as chairman of any meeting, who shall, among other things, be entitled to exercise the powers of the Managing Member set forth in this Section 13.10, and the Managing Member shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Company maintained by the Managing Member. The Managing Member may make such other regulations consistent with applicable law and this Agreement as it may deem necessary or advisable concerning the conduct of any meeting of the Members or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals, proxies and votes in writing.

Section 13.11. Action Without a Meeting. If authorized by the Managing Member, any action that may be taken at a meeting of the Non-Managing Members may be taken without a meeting, without a vote and without prior notice, if consented to in writing or by electronic transmission by Non-Managing Members owning not less than the minimum percentage of the voting power of the Outstanding Non-Managing Member Interests (including Non-Managing Member Interests deemed owned by the Managing Member) that would be necessary to authorize or take such action at a meeting at which all the Non-Managing Members were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Membership Interests or a class thereof are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Non-Managing Members who have not consented. The Managing Member may specify that any written ballot, if any, submitted to Non-Managing Members for the purpose of taking any action without a meeting shall be returned to the Company within the time period, which shall be not less than 20 days, specified by the Managing Member. If a ballot returned to the Company does not vote all of the Non-Managing Member Interests held by the Non-Managing Members, the Company shall be deemed to have failed to receive a ballot for the Non-Managing Member Interests that were not voted. Nothing contained in this Section 13.11 shall be deemed to require the Managing Member to solicit all Non-Managing Members in connection with a matter approved by the requisite percentage of the voting power of Non-Managing Members or other holders of Outstanding Non-Managing Member Interests acting by written consent or consent by electronic transmission without a meeting.

Section 13.12. Voting and Other Rights.

(a) Only those Record Holders of Outstanding Membership Interests on the Record Date set pursuant to Section 13.6 shall be entitled to notice of, and to vote at, a meeting of Members or to act with respect to matters as to which the holders of the Outstanding Membership Interests have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Membership Interests shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Membership Interests. Each Unit shall entitle the holder thereof to one vote for each Unit held of record by such holder as of the relevant Record Date.

(b) With respect to Membership Interests that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Membership Interests are registered, such other Person shall, in exercising the voting rights in respect of such Membership Interests on any matter, and unless the arrangement between such Persons provides otherwise, vote such Membership Interests in favor of, and at the direction of, the Person who is the Beneficial Owner, and the Company shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

(c) With respect to any matter that is subject to a vote by, or approval or consent of, any Record Holder of Outstanding Membership Interest on the Record Date who (x) receives notice of such matter from the Company and (y) does not object to such matter in writing to the Company within ten (10) Business Days of receipt of such notice, shall be deemed to have voted affirmatively to, approved, and provided consent for, such matter.

ARTICLE XIV

MERGER

Section 14.1. Authority. The Managing Member shall have the sole power and authority to approve the merger, consolidation or other combination of the Company with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts, unincorporated businesses or any other Person permitted by the Delaware LLC Act, including a partnership whether general or limited (including a limited liability partnership or limited liability limited partnership) without the approval of the holders of the Non-Managing Member Interests. Subject to the prior approval by the Managing Member, notwithstanding any provision of this Agreement or the Delaware LLC Act, the Company may merge or consolidate or otherwise combine with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts, unincorporated businesses or other Person permitted by the Delaware LLC Act, including a partnership (whether general or limited (including a limited liability partnership or a limited liability limited partnership)), pursuant to a written agreement of merger, consolidation or other business combination (“Merger Agreement”) in accordance with this Article XIV.

Section 14.2. Procedure for Merger, Consolidation or Other Business Combination. Merger, consolidation or other business combination of the Company pursuant to this Article XIV requires only the prior consent of the Managing Member, notwithstanding any provision of this Agreement or the Delaware LLC Act. If the Managing Member shall determine to consent to the merger, consolidation or other business combination, the Managing Member shall approve the Merger Agreement, which shall set forth:

(a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge, consolidate or combine;

(b) The name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger, consolidation or other business combination (the “Surviving Business Entity”);

(c) The terms and conditions of the proposed merger, consolidation or other business combination;

(d) The manner and basis of converting or exchanging the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any equity, securities or rights of any constituent business entity are not to be converted or exchanged solely for, or into, cash, property or equity interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other Person (other than the Surviving Business Entity) which the holders of such equity interests, securities or rights are to receive upon conversion of, or in exchange for, their interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property equity interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other Person (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate of formation, certificate or limited partnership agreement, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger, consolidation or other business combination;

(f) The effective time of the merger, consolidation or other business combination which may be the date of the filing of the certificate of merger or consolidation or similar certificate pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided that if the effective time of such transaction is to be later than the date of the filing of such certificate, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate and stated therein); and

(g) Such other provisions with respect to the proposed merger, consolidation or other business combination that the Managing Member determines to be necessary or appropriate.

Section 14.3. Abandonment of Merger, Consolidation or Other Business Combination; Conversion of the Company into another Limited Liability Entity.

(a) After approval of any merger, consolidation or other business combination by the Managing Member, and at any time prior to the filing of the certificate of merger or consolidation or similar certificate pursuant to Section 14.4, the merger, consolidation or other business combination may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

(b) Notwithstanding anything else contained in this Article XIV or otherwise in this Agreement, the Managing Member is permitted, without Non-Managing Member approval, to convert the Company into a new limited liability entity or to merge the Company into, or convey all of the Company’s assets to, another limited liability entity, which shall be newly formed and shall have no assets, liabilities or operations at the time of such merger or conveyance other than those it receives from the Company or those arising from its incorporation or formation; provided that (A) the Managing Member has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Member, (B) the primary purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Company into another limited liability entity, and (C) the Managing Member determines that the governing instruments of the new entity provide the Members and the Managing Member with substantially the same rights and obligations as are herein contained.

Section 14.4. Certificate of Merger or Consolidation. Upon the approval by the Managing Member of a Merger Agreement and the merger, consolidation or business combination contemplated thereby, a certificate of merger or consolidation or similar certificate shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware LLC Act.

Section 14.5. Amendment of Company Agreement. Pursuant to Section 18-209(f) of the Delaware LLC Act, an agreement of merger, consolidation or other business combination approved in accordance with this Article XIV may (a) effect any amendment to this Agreement or (b) effect the adoption of a new limited liability company agreement for a limited liability company if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.5 shall be effective at the effective time or date of the merger, consolidation or other business combination.

Section 14.6. Effect of Merger.

(a) At the effective time of the certificate of merger or consolidation or similar certificate:

(i) all of the rights, privileges and powers of each of the business entities that has merged, consolidated or otherwise combined, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger, consolidation or other business combination shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger, consolidation or other business combination;

(iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b) A merger, consolidation or other business combination effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

Section 14.7. Merger of Subsidiaries. Article XIV does not apply to mergers of Subsidiaries of the Company. Mergers of Subsidiaries are within the exclusive authority of the Managing Member.

ARTICLE XV

GENERAL PROVISIONS

Section 15.1. Addresses and Notices.

(a) Any notice, demand, request, report, document or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person, when sent by first class United States mail or by other means of written communication to the Member at the address in Section 15.1(b), or when made in any other manner, including by press release, if permitted by applicable law.

(b) Any payment, distribution or other matter to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, when delivered in person or upon sending of such payment, distribution or other matter to the Record Holder of such Company Securities at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Company, regardless of any claim of any Person who may have an interest in such Company Securities by reason of any assignment or otherwise.

(c) Notwithstanding the foregoing, if (i) a Member shall consent to receiving notices, demands, requests, reports, documents or proxy materials via electronic mail or by the Internet or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made when delivered or made available via such mode of delivery.

(d) An affidavit or certificate of making of any notice, demand, request, report, document, proxy material, payment, distribution or other matter in accordance with the provisions of this Section 15.1 executed by the Managing Member, the Transfer Agent, their agents or the mailing organization shall be prima facie evidence of the giving or making of such notice, demand, request, report, document, proxy material, payment, distribution or other matter. If any notice, demand, request, report, document, proxy material, payment, distribution or other matter given or made in accordance with the provisions of this Section 15.1 is returned marked to indicate that it was unable to be delivered, such notice, demand, request, report, documents, proxy materials, payment, distribution or other matter and, if returned by the United States Postal Service (or other physical mail delivery mail service outside the United States of America), any subsequent notices, demands, requests, reports, documents, proxy materials, payments, distributions or other matters shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Company of a change in his address) or other delivery if they are available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, demand, request, report, document, proxy material, payment, distribution or other matter to the other Members. Any notice to the Company shall be deemed given if received in writing by the Managing Member at the principal office of the Company designated pursuant to Section 2.4. The Managing Member may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.

Section 15.2. Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.3. Binding Effect; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns. The Indemnitees and their heirs, executors, administrators and successors shall be entitled to receive the benefits of this Agreement. Except as provided in this Section 15.3, nothing in this Agreement shall be deemed to create any right in any Person (other than any Indemnitee) not a party hereto, this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (other than any Indemnitee) and no Person (other than an Indemnitee) shall be a third party beneficiary of this Agreement.

Section 15.4. Integration. This Agreement and any related side letters (it being agreed that the Managing Member or the Company may enter into written agreements with Members in connection with their admission or status as Members that modify or supplement the terms of this Agreement with respect to such Members and in the event of a conflict between this Agreement and such side letter, the terms of such side letter shall control as between the Company, the Managing Member and the Member party to such side letter) constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 15.5. Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 15.6. Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 15.7. Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Membership Interest pursuant to Section 10.1 without execution hereof.

Section 15.8. Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 15.9. Forum Selection. The Company, each Member, each Record Holder, each other Person who acquires an interest in a Company Security and each other Person who is bound by this Agreement, only with respect to such Person’s membership interest in the Company and not with respect to such Person’s interest in any Affiliate of the Company notwithstanding any consolidation of the Company and such Affiliate pursuant to GAAP or any other accounting standard, or any applicable rule, law or regulation (collectively, the “Consenting Parties” and each a “Consenting Party”) (i) irrevocably agrees that, unless the Managing Member shall otherwise agree in writing, any claims, suits, actions or proceedings arising out of or relating in any way to this Agreement or any Membership Interest (including, without limitation, any claims, suits or actions under or to interpret, apply or enforce (A) the provisions of this Agreement, including without limitation the validity, scope or enforceability of this Section 15.9, (B) the duties, obligations or liabilities of the Company to the Members or the Managing Member, or of the Members or the Managing Member to the Company, or among Members, (C) the rights or powers of, or restrictions on, the Company, the Non-Managing Members or the Managing Member, (D) any provision of the Delaware LLC Act or other similar applicable statutes, (E) any other instrument, document, agreement or certificate contemplated either by any provision of the Delaware LLC Act relating to the Company or by this Agreement or (F) the federal securities laws of the United States or the securities or antifraud laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder (regardless of whether such Disputes (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)) (a “Dispute”), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction; (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding; (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper; (iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided that nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law; (vi) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding; (vii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate; (viii) agrees that if a Dispute that would be subject to this Section 15.9 if brought against a Consenting Party is brought against an employee, officer, director, agent or indemnitee of such Consenting Party or its affiliates (other than Disputes brought by the employer or principal of any such employee, officer, director, agent or indemnitee) for alleged actions or omissions of such employee, officer, director, agent or indemnitee undertaken as an employee, officer, director, agent or indemnitee of such Consenting Party or its affiliates, such employee, officer, director, agent or indemnitee shall be entitled to invoke this Section 15.9, and (ix) agrees that if such Consenting Person does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought in any such claim, suit, action or proceeding sought by such Consenting Person, then such Consenting Person shall be obligated to reimburse the Company and its Affiliates for all fees, costs and expenses of every kind and description, including but not limited to all reasonable attorneys’ fees and other litigation expenses, that the Company and its Affiliates may incur in connection with such claim, suit, action or proceeding.

Section 15.10. Invalidity of Provisions.

(a) If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

(b) If a provision is held to be invalid as written, then it is the intent of the Persons bound by this Agreement that the court making such a determination interpret such provision as having been modified to the least extent possible to find it to be binding, it being the objective of the Persons bound by this Agreement to give the fullest effect possible to the intent of the words of this Agreement.

Section 15.11. Consent of Members. Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

Section 15.12. Facsimile Signatures. The use of facsimile or pdf signatures affixed in the name and on behalf of the Transfer Agent on Certificates, if any, representing Class A Units is expressly permitted by this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date:

MANAGING MEMBER:

BENEFICIENT

By:	/s/ James G. Silk
Name:	James G. Silk
Title:	Executive Vice President & Chief Legal Officer

NON-MANAGING MEMBERS:

BENEFICIENT

By:	/s/ James G. Silk
Name:	James G. Silk
Title:	Executive Vice President & Chief Legal Officer